Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (together with the exhibits attached hereto, this “Agreement”) is made as of July 31, 2014 between PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an office at One North Franklin Street, Suite 2150, Chicago, Illinois 60606 (“Lender”) and IREIT WEST BEND MAIN, L.L.C., a Delaware limited liability company (“Borrower”), having an office at 2901 Butterfield Road, Oak Brook, Illinois 60523. All terms as used in this Agreement shall, unless otherwise defined in the recitals or the main body of this Agreement, have the meanings given to such terms in Exhibit A attached hereto.

R E C I T A L S:

A. Borrower is or shall be the owner of a retail parcel improved with a shopping center containing approximately 76,626 square feet of non-ground leased space and approximately 4020 square feet of ground leased space located at 1605, 1629, 1721, 1733, 1739 and 1801 South Main Street, West Bend, Wisconsin which is commonly known as The Pick ‘n Save Center and is more particularly described in Exhibit B attached hereto (all of the foregoing, collectively, the “Property”). The ground leased space contained at the Property is wholly leased to a single Tenant to wit, PNC Bank, National Association and the street address of such space is 1801 South Main Street, West Bend, Wisconsin.

B. The Property may be improved with the New Construction Building and/or the Rebuild Construction Building (as such terms are defined in Section 3.1(ii) hereof) if the Seller so elects to construct any or both of such New Buildings in order to receive the Seller Earnout (as such term is defined in Section 1.16 hereof).

C. At the request of Borrower, subject to the terms and conditions hereof, Lender has agreed to make a loan to Borrower in the principal amount equal to the least of: (i) Fifty Percent (50%) of the “as is” appraised value of the Property as determined by Lender; (ii) Fifty Percent (50%) of the total acquisition cost paid by Borrower to purchase the Property; (iii) an amount as determined by Lender which satisfies the Pre-Closing Debt Service Coverage Ratio Requirement (as such term is defined in Section 4.1(k) hereof); or (iv) ELEVEN MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($11,650,000.00) (“Loan”), which is being extended to finance Borrower’s acquisition of the Property. The Loan is not a revolving loan. Loan amounts repaid may not be re-borrowed.

1

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the other Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby covenants and agrees as follows:

ARTICLE I

LOAN PROVISIONS

Section 1.1          Loan. Subject to the terms and conditions set forth herein, Lender has agreed to make the Loan to Borrower in the principal amount of ELEVEN MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($11,650,000.00), the proceeds of which shall be used to finance Borrower’s acquisition of the Property.

Section 1.2          Term of Loan. On the Maturity Date, the entire Debt, if not sooner paid or payable, shall become due and payable in full.

Section 1.3          Disbursement and Prepayment.

(a)             Loan Funding. Subject to the terms and conditions set forth in this Agreement, proceeds of the Loan in an amount of NINE MILLION FIVE HUNDRED SIXTY-ONE THOUSAND TWO HUNDRED EIGHTY AND NO/100 DOLLARS ($9,561,280.00) shall be funded on the Closing Date. The Earnout Proceeds shall be disbursed in accordance with Section 1.16 herein.

(b)            Prepayment. The indebtedness evidenced by the Note may be prepaid in whole or in part, at any time as set forth in the Note, subject, however, to any Interest Rate Agreements and any payments due thereunder and to payment of any break funding indemnification amounts owing pursuant to Section 1.7 below. Any amounts prepaid on the indebtedness evidenced by the Note may not be reborrowed.

Section 1.4          Interest Rates.

(a)             Except as provided in Section 1.5, interest on the Loan shall accrue at a fluctuating rate per annum equal to the sum of: (i) LIBOR in effect on each Reset Date plus (ii) one hundred sixty basis points (1.60%). LIBOR shall be adjusted on and as of: (i) each Reset Date, and (ii) the effective date of any change in the LIBOR Reserve Percentage. The Lender shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error;

2

(b)            Notwithstanding anything to the contrary or inconsistent herein, in the event Lender determines (which determination shall be final and conclusive) that LIBOR is not available as a result of the conditions contained in Section 1.5 herein, interest on the Loan shall accrue at a fluctuating rate per annum equal to the sum of: (i) the Base Rate; plus (ii) sixty basis points (0.60%) as provided in Sections 1.5(a) and 1.5(b) hereof. If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change; and

(c)             From and after such time as an Event of Default occurs under this Agreement or any of the Loan Documents, or if the Loan is not paid in full on or prior to the Maturity Date, the unpaid balance outstanding under the Loan shall bear interest at an interest rate equal to the applicable interest rate, plus five percent (5%) (“Default Rate”).

Section 1.5          LIBOR.

(a)             Unavailability of Deposits or Inability to Ascertain LIBOR. If the Lender determines in its reasonable discretion (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then Lender shall give notice thereof to the Borrower. Thereafter, until Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist: (a) the availability of LIBOR shall be suspended; and (b) the interest rate for all amounts outstanding under the Loan shall be converted on the next succeeding Reset Date to the Interest Rate as provided in Section 1.4(b).

(b)             Change in Applicable Laws, Regulations, Etc. In addition, if, after the date of this Agreement, the Lender shall determine in Lender’s sole but reasonable discretion (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make or maintain or fund loans based on LIBOR, the Lender shall notify the Borrower. Upon receipt of such notice, until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer apply: (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under the Loan shall be converted to the Interest Rate as provided in Section 1.4(b) either (i) on the next succeeding Reset Date if the Lender may lawfully continue to maintain or fund loans based on LIBOR to such day, or (ii) immediately if the Lender may not lawfully continue to maintain or fund loans based on LIBOR.

3

Section 1.6          Increased Costs; Yield Protection. The Borrower shall pay to the Lender within ten (10) Business Days after written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, any losses suffered or payments made by Lender by reason of any Change in Law (as hereinafter defined) imposing any reserve, deposit, allocation of capital, tax or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Lender, its holding company or any of their respective assets in connection with any amounts outstanding on the Loan. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basle III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Section 1.7          Break Funding Indemnification. The Borrower agrees to indemnify the Lender against any liabilities, losses or expenses including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest at LIBOR which the Lender sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Lender to request, convert, renew or prepay any amounts bearing interest at LIBOR; or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of the Debt or otherwise) or conversion of any advance bearing interest at LIBOR on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Lender shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

Section 1.8          Computation of Interest. Interest accruing on the unpaid principal balance of the Loan shall be computed based on the actual number of days that principal is outstanding over a year consisting of three hundred sixty (360) days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

4

The Interest Rates described in Section 1.4 of this Agreement reference nominal interest rates described as an annual or per annum rate of interest. Notwithstanding, interest on the Loan shall be computed and charged by Lender using a banking convention sometimes referred to as “bank interest” and which provides for interest calculated on the basis of a 360 day year.

Using this method of interest rate computation, Lender divides the nominal interest rate by 360 to produce a daily interest factor which is then applied to the outstanding principal balance for the actual number of days outstanding. This has the effect of increasing the effective interest rate over a calendar year by a factor of 1/72, or 1.01389.

Borrower hereby acknowledges that it understands the difference between these methods and the effect on the interest Borrower will be obligated to pay to Lender hereunder; that Borrower is entering into a business transaction with Lender as an informed borrower; and, that Borrower has been represented and advised by its own legal counsel.

Section 1.9          Principal and Interest Payments.

(a)             Commencing on September 1, 2014 and continuing on each succeeding Reset Date thereafter through and including the month in which the Maturity Date occurs, Borrower shall make monthly payments of interest only on the outstanding principal balance of the Loan computed at the applicable interest rates as set forth in Section 1.4; and

(b)            A final payment of the entire Debt shall be due and payable on the Maturity Date.

If any payment under this Agreement shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Lender to charge the Borrower’s deposit account at the Lender for any payment when due hereunder.

Section 1.10       Late Charge. Borrower further agrees to pay a “Late Charge” of five percent (5%) of any payments due hereunder if such amount is paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have, including the right to declare the entire principal and interest due on the Note immediately due and payable. The final payment of the entire Debt due and payable on the Maturity Date shall not be subject to the Late Charge under this Section 1.10.

Section 1.11       Payments. All payments of principal and interest on the Loan and all payments of any other fees and costs due hereunder shall be made in immediately available funds. All such payments shall be made to Lender at the address specified in Section 8.8, not later than 2:00 P.M., Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by Lender on the next Business Day.

5

Section 1.12       Loan Fees. Borrower shall pay to Lender a non-refundable loan commitment fee for the Loan in the amount of FORTY THOUSAND SEVEN HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($40,775.00) (“Loan Commitment Fee”). On or before the Closing Date, Borrower shall pay Lender the unpaid balance of the Loan Commitment Fee. In the event Borrower exercises the First Extension Option, Borrower shall pay Lender a non-refundable fee for the First Extension Option in the amount equal to 0.10% of the outstanding principal balance of the Loan on the Initial Maturity Date (“First Extension Option Fee”). In the event Borrower exercises the Second Extension Option, Borrower shall pay Lender a non-refundable fee for the Second Extension Option in the amount equal to 0.10% of the outstanding principal balance of the Loan on the First Extended Maturity Date (“Second Extension Option Fee”). The Loan Fee shall be deemed fully earned on the Closing Date and the First Extension Option Fee shall be deemed fully earned on the Initial Maturity Date and the Second Extension Option Fee shall be deemed fully earned on the First Extended Maturity Date. The Loan Fee, the First Extension Option Fee and the Second Extension Option Fee shall not be refundable for any reason.

Section 1.13       Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the Loan shall be applied as follows: (i) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including without limitation, any late charges; (ii) second, to accrued and unpaid interest on the principal balance of the Note; (iii) third, to the payment of principal due in the month in which the payment or prepayment is made, if any; (iv) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents; (v) fifth, to any other amount then due Lender hereunder or under any of the Loan Documents; and (vi) last, to the unpaid principal balance of the Note. Any prepayment shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal or interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied to amounts owed hereunder and under the Note and other Loan Documents in such order as Lender shall determine, in its sole discretion.

Notwithstanding anything to the contrary contained herein, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth herein.

6

Section 1.14       Extension Options.

(a)             Borrower will have a one (1) time option to extend (the “First Extension Option”) the Initial Maturity Date to the First Extended Maturity Date, if (and only if) each of the following conditions (collectively, the “First Extension Conditions”) have been satisfied within the applicable time periods:

(i)              Borrower shall have delivered to Lender written notice (the “First Extension Notice”) of Borrower’s decision to extend the Initial Maturity Date pursuant to this Section 1.14(a) no earlier than one hundred twenty (120) days and no less than sixty (60) days prior to the Initial Maturity Date. The First Extension Notice, upon its delivery to Lender, shall be irrevocable subject to and provided the First Extension Update Appraisal Requirement (as hereinafter defined) is satisfied; and

(ii)            At the time Borrower gives the First Extension Notice and on the Initial Maturity Date, no Event of Default shall exist as certified by Borrower to Lender in a Certificate of No Event of Default to be executed by Borrower in favor of Lender dated and delivered to Lender as of the Initial Maturity Date; and

(iii)          On or before the Initial Maturity Date, Borrower shall have paid or provided Lender sufficient funds for the payment of all Loan Expenses incurred by Lender in connection with the First Extension Option including, without limitation, the First Extension Option Fee and the cost of the First Extension Update Appraisal; and

(iv)          Upon receipt of the First Extension Notice, Lender shall order a current appraisal of the Property at Borrower’s expense (the “First Extension Update Appraisal”). It is a condition precedent to Borrower’s exercise of the First Extension Option that the then outstanding principal balance of the Loan on the date of the First Extension Notice shall not exceed Fifty Percent (50%) of the “as is” appraised value of the Property as reasonably determined by Lender (the “First Extension Update Appraisal Requirement”). In the event that the First Extension Update Appraisal Requirement is not satisfied, Borrower may pay a principal payment on the Loan on or before the Initial Maturity Date in such amount as determined by Lender so that the outstanding principal balance of the Loan as of the Initial Maturity Date shall not exceed Fifty Percent (50%) of the “as is” appraised value of the Property as reasonably determined by Lender; and

7

(v)            Concurrently with the First Extension Notice, Borrower shall have delivered to Lender a duly completed Borrower’s Covenant Compliance Certificate certified as true and correct by an appropriate officer of the Managing Member of Borrower, containing a computation and a confirmation that the Property has a Debt Service Coverage Ratio of not less than 1.45:1.00, as of the date of the First Extension Notice, together with such supporting documentation necessary for Lender to determine such compliance. In the event that the foregoing Debt Service Coverage Ratio is not satisfied, Borrower may pay a principal payment on the Loan on or before the Initial Maturity Date in such amount as determined by Lender that is necessary for the Property to meet the foregoing Debt Service Coverage Ratio; and

(vi)          Each representation and warranty made in the Loan Documents by a Loan Party shall continue to be true and correct in all material respects as if remade on the Initial Maturity Date; and

(vii)        On or before the Initial Maturity Date, each Loan Party shall have delivered to Lender its most current financial statements certified by an appropriate officer of the Managing Member of Borrower for Borrower and by an appropriate officer of Guarantor for Guarantor showing no Material Adverse Change and a certification from such Loan Party that since the date of such statements there has been no Material Adverse Change; and

(viii)      On or before the Initial Maturity Date, each Loan Party shall have delivered such documents reasonably required by Lender in connection with the First Extension Option, including, without limitation, a reaffirmation of the Guaranty (on a form acceptable to Lender).

In the event that any of the foregoing First Extension Conditions is not satisfied strictly in accordance with the terms hereof or waived by Lender in writing, the First Extension Option shall be null and void, and the Loan shall mature on the Initial Maturity Date.

(b)            Second Extension Option. If the Initial Maturity Date has been extended to the First Extended Maturity Date, Borrower will have a one (1) time option to extend (“Second Extension Option”) the First Extended Maturity Date to the Second Extended Maturity Date, if (and only if) each of the following conditions (collectively, the “Second Extension Conditions”) have been satisfied within the applicable time periods:

(i)              Borrower shall have delivered to Lender written notice (“Second Extension Notice”) of Borrower’s decision to extend the First Extended Maturity Date pursuant to this Section 1.14(b) no earlier than one hundred twenty (120) days and no later than sixty (60) days prior to the First Extended Maturity Date. The Second Extension Notice, upon its delivery to Lender, shall be irrevocable; and

8

(ii)            At the time Borrower gives the Second Extension Notice and on the First Extended Maturity Date, no Event of Default shall exist as certified by Borrower to Lender in a Certificate of No Event of Default to be executed by Borrower in favor of Lender dated and delivered to Lender as of the First Extended Maturity Date; and

(iii)          On or before the First Extended Maturity Date, Borrower shall have paid all Loan Expenses incurred by Lender in connection with the Second Extension Option including, without limitation, the Second Option Extension Fee; and

(iv)          Concurrently with the Second Extension Notice, Borrower shall have delivered to Lender a duly completed Borrower’s Covenant Compliance Certificate certified as true and correct by an appropriate officer of the Managing Member of Borrower, containing a computation and a confirmation that the Property has a Debt Service Coverage Ratio of not less than 1.45:1.00, as of the date of the Second Extension Notice, together with such supporting documentation necessary for Lender to determine such compliance. In the event that the foregoing Debt Service Coverage Ratio is not satisfied, Borrower may pay a principal payment on the Loan on or before the First Extended Maturity Date in such amount as determined by Lender that is necessary for the Property to meet the foregoing Debt Service Coverage Ratio; and

(v)            Each representation and warranty made in the Loan Documents by a Loan Party shall continue to be true and correct in all material respects as if remade on the First Extended Maturity Date; and

(vi)          On or before the First Extended Maturity Date, each Loan Party shall have delivered to Lender its most current financial statements certified by an appropriate officer of the Managing Member of Borrower for Borrower and by an appropriate officer of Guarantor for Guarantor showing no Material Adverse Change and a certification from such Loan Party that since the date of such statements there has been no Material Adverse Change; and

(vii)        On or before the First Extended Maturity Date, each Loan Party shall have delivered such documents reasonably required by Lender in connection with the Second Extension Option, including, without limitation, a reaffirmation of the Guaranty (on a form acceptable to Lender).

In the event that any of the foregoing Second Extension Conditions is not satisfied strictly in accordance with the terms hereof or waived by Lender in writing, the Second Extension Option shall be null and void, and the Loan shall mature on the First Extended Maturity Date.

9

Section 1.15       Interest Rate Protection Products. Borrower shall afford Lender a right of first opportunity to provide all Interest Rate Protection Products but shall not be required to purchase such Interest Rate Protection Products from Lender. If Borrower purchases an Interest Rate Protection Product from Lender or any Affiliate of Lender, Borrower shall enter into the customary ISDA (International Swap Dealer’s Association) form of agreement with schedules to be mutually agreed upon between the parties (“Interest Rate Agreement”) relating to such Interest Rate Protection Product. Any indebtedness incurred pursuant to an Interest Rate Agreement entered into by Borrower with either Lender or any Affiliate of Lender, shall constitute indebtedness secured by the Mortgage and the other Loan Documents to the same extent and effect as if the terms and provisions of such Interest Rate Agreement were set forth herein, whether or not the aggregate of such indebtedness, together with the disbursements made by Lender of the proceeds of the Loan, shall exceed the face amount of the Note. Borrower hereby collaterally assigns to Lender any and all Interest Rate Protection Products purchased or to be purchased by Borrower in connection with the Loan, as additional security for the Loan, and agrees to provide Lender with any additional documentation requested by Lender in order to confirm or perfect such security interest during the term of the Loan. If Borrower obtains an Interest Rate Protection Product from a party other than Lender, Borrower shall deliver to Lender such third party’s consent to such collateral assignment. No Interest Rate Protection Product purchased from a third party may be secured by the Property or an interest in Borrower.

Section 1.16       Disbursement of Earnout Proceeds. Provided no Event of Default exists, up to a maximum of TWO MILLION EIGHTY-EIGHT THOUSAND SEVEN HUNDRED TWENTY AND NO/100 DOLLARS ($2,088,720.00) (“Earnout Proceeds”) of the proceeds of the Loan shall be disbursed in accordance with this Section 1.16. The Earnout Proceeds shall be disbursed by Lender to pay fifty percent (50%) of the first $4,177,440.00 “earnout dollars” due Seller only up to but not exceeding $2,088,720.00 on each new fully executed Lease for the Vacant Space (as hereinafter defined) (“Earnout Lease”) procured by Seller pursuant to Section 1.5 of the Purchase Agreement and Section 2 of the Post Closing and Indemnity Agreement (“Seller Earnout”). The Seller Earnout and the Earnout Proceeds shall apply only to the vacant space as of the Closing Date not to exceed 16,836 square feet which consists of 6,154 square feet of vacant space currently existing as of the date of the Purchase Agreement and shown on Exhibit I of the Purchase Agreement (the “Constructed Vacant Space”) and 10,682 square feet of vacant space located in a building which may be constructed by Seller after the Closing if Seller so elects in order to be able to receive the Seller Earnout (as defined under the Purchase Agreement) (the “Unbuilt Vacant Space”) (the Constructed Vacant Space and the Unbuilt Vacant Space shall be collectively referred to herein as the “Vacant Space”). Notwithstanding anything contained herein to the contrary, the maximum amount of the Earnout Proceeds which Lender shall disburse under the terms of this Section 1.16 with respect to the Constructed Vacant Space shall not exceed FOUR HUNDRED FIFTY-THREE THOUSAND SEVEN HUNDRED TWENTY AND NO/100 DOLLARS ($453,720.00). Notwithstanding anything contained herein to the contrary, Lender shall not disburse any portion of the Seller Earnout for the New Construction Building (as such term is defined in Section 3.1(ii)) unless either: (a) the Constructed Vacant Space is one hundred percent (100%) leased or (b) if the Constructed Vacant Space is not one hundred percent (100%) leased, Borrower complies with the New Construction

10

Building Update Appraisal Requirement as provided in the following paragraph. The Borrower shall be responsible for funding fifty percent (50%) of the first $4,177,440.00 of the Seller Earnout dollars and one hundred percent (100%) of all remaining Seller Earnout dollars due to the Seller in excess of $4,177,440.00 (collectively, the “Borrower Earnout Payment”). The Guarantor shall also be responsible for the Borrower Earnout Payment when due by Borrower to Seller under Section 1.5 of the Purchase Agreement, Section 2 of the Post Closing and Indemnity Agreement and Section 3 of the Earnout Purchase Price Escrow Agreement (as to the Unbuilt Vacant Space only) pursuant to the Guaranty if Borrower fails to timely make such payment. Each advance of the Earnout Proceeds shall be calculated by dividing the total base rent (net of any concessions) due during the first year of the Earnout Lease by 7.5910%. For example, if the Earnout Lease is for 5,000 square feet and the base rent is twenty dollars ($20.00) per foot, the total Seller Earnout will be $1,317,349.49 ($100,000 ÷ 7.5910%). Lender will advance $658,674.74 ($1,317,349.49 x 50%) and Borrower will fund $658,674.74 ($1,317,349.49 x 50%). No Earnout Proceeds shall be disbursed if all of the following conditions precedent have not been satisfied: (i) the Earnout Lease for the Vacant Space (unless it is a Small Space Lease) is approved by Lender pursuant to Section 5.13 herein; (ii) the rent due under the Earnout Lease must be at a minimum equal to the pro forma rent figures provided by Borrower to Lender for the subject vacant space as set forth in Schedule 1.16 to this Agreement; (iii) the Earnout Lease must comply with the Leasing Parameters contained in Exhibit B to the Post Closing and Indemnity Agreement including, without limitation, to be for an original term of not less than five (5) years; (iv) the Earnout Lease is fully executed and a copy has been delivered to Lender; (v) the subject tenant has taken occupancy of the leased premises under the subject Earnout Lease and is paying the full rent as due under the Earnout Lease; (vi) the subject tenant has provided Lender with an Estoppel Certificate and if the subject Tenant’s Lease shall be in excess of 5,000 square feet or will be of record, a Subordination, Nondisturbance and Attornment Agreement acceptable to Lender; (vii) Lender shall have received a title “date down” and pending disbursement endorsements and, if the Earnout Proceeds are being disbursed for a New Building, then Lender shall also receive an Interim Mechanic’s Lien Endorsement (Revised 2010) and the Title Date Down Endorsement No. 7 in the form attached hereto as Schedule 1.16, to the Lender’s Title Insurance Policy obtained at Borrower’s expense extending the coverage to include the date and amount of the advance for the Earnout Proceeds and such date down endorsement shall show no exceptions to title other than the Permitted Exceptions; and (viii) Lender has received confirmation acceptable to Lender indicating that the Borrower and/or Guarantor has funded Borrower’s equity share of the Seller Earnout which has been guaranteed by Guarantor. Borrower shall only be permitted to receive Earnout Proceeds for the first thirty (30) months following the Closing Date and Lender shall have no obligation to fund any Earnout Proceeds after the first thirty (30) months following the Closing Date.

11

If Seller advises Borrower that it elects to construct the New Construction Building without first leasing one hundred percent (100%) of the Constructed Vacant Space, then Borrower shall provide Lender with thirty (30) days advance written notice thereof and a copy of any updates to the Plans and Specifications as previously approved by Borrower for the New Construction Building pursuant to the Construction Management Agreement and delivered to Lender. Upon receipt of Borrower’s written notice and any updates to the Plans and Specifications for the New Construction Building, Lender shall order a current appraisal of the Property at Borrower’s expense (the “New Construction Building Update Appraisal”). In addition to the conditions precedent contained in the above paragraph, it is a condition precedent to Lender disbursing any Earnout Proceeds for the New Construction Building in the event Seller will not first lease one hundred percent (100%) of the Constructed Vacant Space that the then current outstanding principal balance of the Loan as of the date of the New Construction Building Update Appraisal shall not exceed fifty percent (50%) of the “as completed” appraised value of the Property (which shall include the existing Property “as is” plus the proposed New Construction Building based on the Plans and Specifications therefore, as may be amended by any updates thereto) as reasonably determined by Lender (the “New Construction Building Update Appraisal Requirement”).

If Seller advises Borrower that it elects to construct the Rebuild Construction Building (as such term is defined in Section 3.1(ii), then Borrower shall provide Lender with thirty (30) days advance written notice thereof, shall comply with the requirements contained in Section 5.15 hereof, and shall provide Lender with a copy of the Plans and Specifications as approved by Borrower for the Rebuild Construction Building pursuant to the Construction Management Agreement. Upon receipt of Borrower’s written notice and the Plans and Specifications for the Rebuild Construction Building, Lender shall order a current appraisal of the Property at Borrower’s expense (the “Rebuild Construction Building Update Appraisal”). In addition to the conditions precedent contained in the first paragraph of this Section 1.16, it is a condition precedent to Lender disbursing any Earnout Proceeds for the Rebuild Construction Building that the then current outstanding principal balance of the Loan as of the date of the Rebuild Construction Building Update Appraisal shall not exceed fifty percent (50%) of the “as completed” appraised value of the Property (which shall include the existing Property “as is” plus the proposed Rebuild Construction Building based on the Plans and Specifications therefore) as reasonably determined by Lender (the “Rebuild Construction Building Update Appraisal Requirement”).

12

ARTICLE II
LOAN DOCUMENTS; SECURED OBLIGATIONS

Section 2.1          Loan Documents. The Obligations shall be evidenced and secured by the Loan Documents, including the following documents, all dated as of the date hereof:

(a)             this Agreement;

(b)            that certain Promissory Note in the principal amount of ELEVEN MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($11,650,000.00) given by Borrower to Lender and evidencing the Loan (together with any Amendments thereto, the “Note”);

(c)             that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing from Borrower as Trustee in favor of Lender encumbering the Property (together with any Amendments thereto, the “Mortgage”);

(d)            that certain Assignment of Rents and Leases from Borrower in favor of Lender encumbering the leases and rents at the Property (together with any Amendments thereto, the “Assignment of Leases and Rents”);

(e)             the Financing Statements;

(f)             that certain Environmental Indemnity Agreement from Borrower and the Guarantor in favor of Lender (together with any Amendments thereto, the “Environmental Indemnity”);

(g)            that certain Guaranty of Payment, Recourse Obligations and Completion from Guarantor in favor of Lender (together with any Amendments thereto, the “Guaranty”);

(h)            that certain Assignment and Subordination of Management Agreement for the Property executed by Borrower in favor of Lender (together with any Amendments thereto, the “Assignment and Subordination of Property Management Agreement”);

(i)              that certain Consent to Assignment and Subordination of Management Agreement and Estoppel executed by Inland National Real Estate Services, LLC, a Delaware limited liability company (the “Property Manager”) in favor of Lender (together with any Amendments thereto, the “Consent to Assignment and Subordination of Management Agreement and Estoppel”);

13

(j)              that certain Assignment and Subordination of Construction Management Agreement and Post Closing and Indemnity Agreement regarding the Property executed by Borrower in favor of Lender (together with any Amendments thereto, the “Assignment and Subordination of Construction Management Agreement and Post Closing and Indemnity Agreement”);

(k)            that certain Collateral Assignment of Purchaser’s Interest in Escrow Agreement (Earnout Purchase Price - Pick’n Save Center) executed by Borrower in favor of Lender and acknowledged by Chicago Title Insurance Company as Escrow Agent (“Collateral Assignment of Purchaser’s Interest in Earnout Purchase Price Escrow”);

(l)              that certain Consent to Assignment and Subordination of Construction Management Agreement and Post Closing and Indemnity Agreement and Collateral Assignment of Purchaser’s Interest in Earnout Purchase Price Escrow and Estoppel executed by the Seller as the Construction Manager (together with any Amendments thereto, the “Consent to Assignment and Subordination of New Building Agreements and Estoppel”);

(m)          that certain Collateral Assignment of Purchaser’s Interest in Escrow Agreement executed by Borrower in favor of Lender and acknowledged by Chicago Title Insurance Company as Escrow Agent in connection with the escrow account established by and among Borrower as Purchaser, Seller and Chicago Title Insurance Company for certain roof repairs to the Constructed Vacant Space and resolution of a tax reconciliation issue raised by Tenant, Randy’s Supermarkets, Inc. in its Tenant Estoppel (“Collateral Assignment of Purchaser’s Interest in Escrow Agreement”);

(n)            that certain Loan Disbursement Authorization and Fee Settlement Statement for the Loan executed by Borrower in favor of Lender (together with any Amendments thereto, the “Loan Disbursement Statement”);

(o)            that certain Delegation Letter and Supplement to Delegation Letter – Authorization for Transaction Administration Using E-mail (PNC Forms) to be executed by Borrower in favor of Lender; and

(p)            the Interest Rate Agreement.

14

Section 2.2          Obligations. The grants, assignments, pledges, security interests, encumbrances and transfers made under and created pursuant to the Loan Documents are given for the purpose of securing (i) payment of the Debt; and (ii) the performance of all other agreements, covenants, conditions and obligations of Borrower and each other Loan Party contained herein or in the other Loan Documents (collectively, items (i) and (ii) are the “Obligations”). Obligations (as well as all indebtedness evidenced and/or secured by the Loan Documents however such indebtedness may be described or defined in the other Loan Documents) shall include the liabilities to Lender with respect to any Swap Obligation in connection with the Loan, however, notwithstanding anything to the contrary contained herein and/or in any of the Loan Documents, the Obligations (as well as all indebtedness evidenced and/or secured by the Loan Documents however such indebtedness may be described or defined in the other Loan Documents) shall not include any Excluded Hedge Liabilities. The foregoing sentence is hereby incorporated by this reference into each of the Loan Documents.

Section 2.3          Right of Set-Off. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Lender a lien upon and a security interest in all amounts that may be owing from time to time by Lender to Borrower in any capacity, including, but not limited to, any balance or share belonging to Borrower and any deposit or other account of Borrower with Lender. This lien and security interest is in addition to, and not in limitation of, any right of set-off which Lender may have under Applicable Law.

Section 2.4          Keepwell. Each Loan Party, if it is a Qualified ECP Loan Party, jointly and severally, hereby absolutely unconditionally and irrevocably: (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection) and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 2.4 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.4, or otherwise under this Agreement or any Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 2.4 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Loan Documents. Each Qualified ECP Loan Party intends that this Section 2.4 constitute, and this Section 2.4 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

15

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1          Representations and Warranties. The Recitals set forth above are made a part of this Article and constitute representations and warranties of Borrower to Lender. Borrower further represents and warrants to Lender as follows:

(a)             Loan Closing Conditions. Borrower has fully satisfied and/or performed each of the Loan Closing Conditions as of the Closing Date or said Loan Closing Conditions have been waived in writing by Lender.

(b)            Loan Documents. Each of the Loan Documents is in full force and effect.

(c)             No Event of Default. No Event of Default has occurred and, at the Closing Date, no Event of Default will have occurred immediately upon the funding of the Loan.

(d)            No Set-Off. The Loan Documents, and the performance of each Loan Party’s obligations thereunder, are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents or any remedy provided for thereunder unenforceable, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(e)             Lien of Loan Documents. Each of the Loan Documents which purports to grant or assign to Lender a Lien on any Collateral creates a valid, enforceable Lien on such Collateral in favor of Lender subject only to the Permitted Exceptions.

(f)             Organization; Good Standing; Formation and Organizational Documents. Borrower is duly organized, validly existing and in good standing and qualified to do business in the jurisdiction of its organization and the State where the Property is located, and Borrower has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party. Borrower has delivered to Lender all formation and organizational documents of Borrower and Guarantor and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.

16

(g)            Due Authorization; Enforceability. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents, and no consent, authorization or approval of any Person is necessary to authorize any Loan Party to execute, deliver and perform its obligations under the Loan Documents to which it is a party. Each of the Loan Documents has been duly executed and delivered by or on behalf of each Loan Party, and constitutes the legal, valid and binding obligations of each Loan Party enforceable against each Loan Party in accordance with its terms.

(h)            No Conflicts. The execution, delivery and performance of the Loan Documents by each Loan Party does not and will not (i) conflict with, result in or cause any breach or violation under Applicable Law, (ii) conflict with or result in a breach of any term or provision of, or constitute a default under, any of its organizational documents or any indenture, mortgage, loan agreement or other agreement or instrument to which any Loan Party is bound or by which any Loan Party’s property or assets are subject, (iii) result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of each Loan Party, or (iv) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Loan Party or any of its properties or assets.

(i)              Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority or any other Person is required in connection with the Property and the execution, delivery or performance by each Loan Party of the Loan Documents.

(j)              No Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or any other Person now pending or, to Borrower’s Knowledge, threatened against or affecting the Property, any of the Collateral or any Loan Party other than such actions, suits or proceedings as (A) have been disclosed to Lender in writing and (B) individually and in the aggregate are not likely to result in a Material Adverse Change.

(k)            No Restriction. No Loan Party is in default (after any applicable notice and grace period) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which could result in a Material Adverse Change.

(l)              Ownership Interest. The Guarantor is the owner of one hundred percent (100%) of the membership interest in the Borrower.

17

(m)          Ownership of Properties; Liens. The Borrower is the sole owner of all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Exceptions.

(n)            Financial Condition. Each financial statement concerning each Loan Party and the Property provided to Lender from time to time fairly and accurately presents, in all material respects the financial position of each Loan Party and the Property, as the case may be, as of the date of such financial statement.

(o)            Fraudulent Transfer; Solvency. No assets of Borrower have been acquired through any transaction or series of transactions which could be deemed or determined to be a fraudulent transfer or conveyance under Applicable Law. Borrower has not entered into the Loan Documents, with the actual intent to hinder, delay, or defraud any creditor or any other Person, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds Borrower’s total Indebtedness. Borrower’s assets do not constitute unreasonably small capital to carry out Borrower’s business as conducted or as proposed to be conducted and Borrower has not incurred, or does not intend or believe that Borrower will incur, Indebtedness beyond Borrower’s ability to pay such Indebtedness as it matures (taking into account the timing and amounts to be payable on or in respect of its obligations).

(p)            No Bankruptcy Filing. No Loan Party is a debtor in any outstanding action or proceeding pursuant to any Bankruptcy Law and no Loan Party is (i) contemplating either the filing of a petition under any Bankruptcy Law or the liquidation of all or any portion of its assets or property or (ii) aware that any other Person is contemplating the filing against Borrower or Guarantor of a petition under any Bankruptcy Law.

(q)            Title. As of the Closing Date, Borrower shall have good and marketable fee simple title to the Property, free and clear of all liens, encumbrances and charges whatsoever other than Permitted Exceptions and the Liens created by the Loan Documents in favor of Lender.

(r)             Flood Zone. No portion of the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zones A, B or Zone V).

18

(s)             Access. The Property has adequate rights of access to dedicated public ways either abutting the Property or through Easement Areas (and makes no use of any means of access, ingress or egress that is not pursuant to such dedicated public ways or Easement Areas). Without limiting the foregoing, all roads necessary for the full utilization of the Property as currently used (i) have been completed and paid for and dedicated to public use and accepted by the applicable Governmental Authority or (ii) are part of the Property. Vehicular and pedestrian access (including curb cuts) to and from the Property is permitted to all such streets, roads or highways as shown on the Survey.

(t)              Utilities. The Property is served by water, electric, gas, sewer, sanitary sewer and storm drain facilities and all other utilities necessary and sufficient for its current and intended use, and such utilities enter the Property directly from a public right-of-way abutting the Property or through Easement Areas, and all such utilities are connected so as to serve the Property without passing over other property other than Easement Areas.

(u)            No Encroachments. The improvements at the Property lie, and any New Building if constructed shall lie, wholly within the boundaries and building restriction lines of the Property and do not and shall not respectively encroach upon easements or other encumbrances upon the Property, including any required set-back, and no improvements on adjoining properties encroach upon the Property.

(v)            Compliance with Applicable Law: Zoning. The Property is in compliance in all material respects with Applicable Law. The Property is presently zoned to permit its current use. The Property complies with all zoning requirements and does not rely on any pre-existing use or rights. Each New Building (including the intended use thereof), the plans and specifications for each New Building (collectively, the “Plans and Specifications”) and the Work (as such term is defined in the Construction Management Agreement) for each New Building are and shall be in compliance with, and each New Building has been and will be designed, constructed and completed, in compliance with Applicable Law including, without limitation, all zoning requirements as then interpreted and enforced by the applicable Governmental Authority having jurisdiction.

(w)           Permits and Licenses. All licenses and permits currently required for the Property have been obtained, paid for and are in full force and effect. All licenses and permits in connection with each New Building which have not yet been obtained, will be obtained as and when required for the construction and use of the applicable New Building in accordance with Applicable Law.

(x)            Separate Tax Lot. The Property consists of separate tax lots and said lots do not include any property not included within the Property.

19

(y)            Forfeiture. There has not been committed by Borrower any act or omission affording any Governmental Authority the right of forfeiture as against (i) the Property or any part thereof or (ii) any monies paid in performance of the Obligations or (iii) any license or permit for the Property. Borrower has not purchased the Property or any portion thereof or interest therein with the proceeds of any illegal activity.

(z)             Casualty. The Property has not been damaged or injured as a result of any Casualty.

(aa)          No Condemnation. No Condemnation proceedings have been commenced, or, to the Borrower’s Knowledge, are threatened against the Property or any roadways or Easement Areas providing access to the Property.

(bb)         No Violations. Borrower has not received any notice of violations of any Applicable Law in respect of the Property.

(cc)          Insurance. Policies satisfying the insurance coverages, amounts and other requirements set forth in this Agreement are in full force and effect and, to Borrower’s Knowledge, no Person, has done, by act or omission, anything which would impair the coverage of any Policy.

(dd)         Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to Borrower which has not been disclosed in writing to Lender which has resulted in or may result in a Material Adverse Change. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

(ee)          Foreign Person. No Loan Party is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

(ff)           Use of Loan Proceeds. Borrower shall use the proceeds of the Loan in accordance with the provisions of Section 1.1.

(gg)         Business Loan. The Loan, including interest rate, fees and charges as contemplated hereby, (i) is a business loan within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) is an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) does not, and when disbursed shall not, violate the provisions of the usury laws and any consumer credit laws of the state of Illinois.

20

(hh)         Leases. With respect to the Leases: (i) Borrower has delivered to Lender true, correct and complete copies of the Leases; (ii) no rent has been prepaid; (iii) there is no existing default or breach of any covenant or condition on the part of Borrower or any tenant; (iv) there are no amendments of or modifications thereto except as disclosed in writing to Lender; (v) Borrower is the absolute owner of the Leases with full right and title to assign the same and the rents thereunder to Lender; (vi) they are valid and in full force and effect; (vii) there is no outstanding assignment or pledge thereof or of the rents due or to become due thereunder; and (viii) no rents payable thereunder have been discounted, released, waived, compromised or otherwise discharged.

(ii)            New Building Agreements. As of the Closing Date, Borrower has entered into that certain Construction Management Agreement dated as of July 11, 2014 with Seller as the Construction Manager (the “Construction Management Agreement”) which provides for the terms and conditions for Seller, if it so elects, to construct at its sole cost and expense on behalf of Borrower: (a) an approximate 10,682 square foot building to be located on the Property as depicted in Exhibit I to the Purchase Agreement (the “New Construction Building”), and (b) if requested by a Tenant or Tenants as a condition of leasing the entire existing vacant building as depicted on Exhibit I to the Purchase Agreement to demolish and rebuild such existing approximate 6,154 square foot vacant building (the “Rebuild Construction Building”). As of the Closing Date, Borrower has also entered into the Post Closing and Indemnity Agreement and the Earnout Purchase Price Escrow Agreement in connection with the Construction Management Agreement. Each of the New Building Agreements is in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s Knowledge, the Seller. Borrower has delivered to Lender true, correct and complete copies of the New Building Agreements.

Section 3.2          Representations and Warranties to be Continuing. Borrower hereby covenants and agrees that all of the representations and warranties in Section 3.1 are true and correct as of the Closing Date. All representations and warranties made in this Agreement or in any other document delivered to Lender by or on behalf of Borrower shall survive the making of the Loan and shall continue in full force and effect until the Obligations are fully satisfied. Borrower shall inform Lender in writing immediately upon discovering any breach of such representations or warranties.

Section 3.3          Acknowledgment of Lender’s Reliance. Borrower acknowledges that the Loan will be made by Lender in reliance upon the representations and warranties contained in the Loan Documents or any certificate delivered to Lender pursuant to the Loan Documents. Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by Lender or on its behalf.

21

ARTICLE IV
CONDITIONS PRECEDENT TO LOAN CLOSING

Section 4.1          Loan Closing Conditions. The obligation of Lender to make the Loan on the Closing Date is subject to the fulfillment by Borrower of the following conditions precedent (“Loan Closing Conditions”) no later than the Closing Date, each in form and substance satisfactory to Lender (but if any Loan Closing Condition is not fully satisfied by the Closing Date and Lender elects, in its sole and absolute discretion, to proceed with funding of the Loan, no such unsatisfied Loan Closing Condition shall be deemed waived (at such time or any other time) unless Lender gives Borrower written notice that it is permanently waiving any such Loan Closing Condition):

(a)             Loan Documents. Lender shall have received the Loan Documents, in each case, duly executed, delivered and, where appropriate, acknowledged by Borrower and Guarantor as applicable. Borrower shall use commercially reasonable efforts to deliver the Consent to Assignment and Subordination of New Building Agreements as executed by the Seller to Lender within thirty (30) days after the Closing Date. Lender shall have no obligation to fund the Earnout Proceeds unless Lender receives the Consent to Assignment and Subordination of the New Building Agreements executed by Seller in form acceptable to Lender and its counsel.

(b)            Property Condition Report. Lender shall have received and approved a property condition report for the Property obtained at Borrower’s cost, prepared by an engineer or architect acceptable to Lender and addressed to Lender.

(c)             Environmental Reports. Lender shall have received and approved a current Phase I environmental site assessment report for the Property which must be acceptable to Lender, obtained at Borrower’s cost, and prepared by an environmental engineer acceptable to Lender, and, Lender hereby acknowledges receipt of the Phase I Environmental Site Assessment Report dated May 29, 2014 known as CBRE Project 14-460TX-0630 prepared by CBRE, Inc. for the Property. In addition, Lender shall have received a Reliance Letter in the standard PNC form to be issued by the environmental engineering firm which prepared the Phase I Environmental Site Assessment Report of the Property authorizing Lender’s reliance of the Phase I Environmental Site Assessment Report and Lender hereby acknowledges receipt of such reliance letter dated June 12, 2014. In addition, if required by Lender, in its discretion, soil reports for the Property.

(d)            Representations and Warranties. The representations and warranties of Borrower and Guarantor contained in the Loan Documents shall be true and correct on and as of the Closing Date.

22

(e)             No Event of Default. No Event of Default shall have occurred and shall be continuing; and Borrower and Guarantor shall be in compliance with all terms and conditions set forth in each Loan Document on their part to be observed or performed.

(f)             Material Adverse Change. No event or series of events shall have occurred which has resulted in or is reasonably likely to result in a Material Adverse Change.

(g)            Casualty. No Casualty has occurred or Condemnation proceeding has been initiated, which in Lender’s sole and absolute discretion, could result in a Material Adverse Change.

(h)            Closing Expenses. Lender shall have received reimbursement for all of Lender’s Closing Expenses.

(i)              Required Deliveries. Lender shall have received, reviewed and approved each of the items set forth on Exhibit C attached hereto, each of which shall be in form and content acceptable to Lender.

(j)              Maximum Loan to Value of the Property. The Loan must have a maximum fifty percent (50%) loan to value of the Property based on the “As Is” value per the Appraisal which must be acceptable to Lender.

(k)            Pre-Closing Debt Service Coverage Ratio Requirement. Lender shall have received evidence from Borrower satisfactory to Lender which confirms that the Debt Service Coverage Ratio calculated based on pro forma stabilized Net Operating Income of the Property is not less than 1.45:1.00 (the “Pre-Closing Debt Service Coverage Ratio Requirement”).

(l)              Maximum Loan to Acquisition Cost of the Property. The Loan must not exceed fifty percent (50%) of the Borrower’s total acquisition cost for the Property.

23

ARTICLE V
ADDITIONAL BORROWER’S COVENANTS

Borrower covenants and agrees as follows:

Section 5.1          Insurance.

(a) Policies. Borrower shall insure at its cost and expense or cause to be insured at the cost and expense of the tenants of the Property and keep insured the Property against such perils and hazards, and in such amounts and with such limits, and pursuant to such policies issued by such insurers, as Lender may from time to time reasonably require (collectively, “Policies”), and, in any event, including:

(i) All Risk. Insurance against loss to the Property (including, without limitation, all construction to be performed on the Property pursuant to the Construction Management Agreement and by Borrower and/or Guarantor if they take over construction of any New Building) shall be on an “All Risk” (Special Perils) and during any period of construction must be on an “All Risk “Builders’ Risk”, non-reporting “Completed Value” form covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss - Special Form”, including theft, and insurance against such other risks as Lender may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of the Property when required by Applicable Law and the increased cost of reconstruction to conform with current code or ordinance requirements and the cost of debris removal. In addition, any “All Risk Builders Risk” Policies shall cover the following to the extent available: real estate property taxes; architect, engineering, and consulting fees; legal and accounting fees; advertising and promotion expenses; interest on money borrowed; and any and all other expenses which may be incurred as a result of any property loss or destruction by an insured. Such Policies shall be in amounts equal to the full replacement cost of the Property on an As Built Basis, including all fixtures, equipment, construction materials and Personal Property on and off-site but in no event less than the aggregate amount of the Loan. Such Policies shall also contain a no co-insurance clause and an agreed amount endorsement (with such amount to include the replacement cost of any foundation and any underground pipes), a permission to occupy endorsement (if such endorsement is applicable because such coverage would otherwise be excluded) and deductibles which are in amounts reasonably acceptable to Lender.

24

(ii) Workers’ Compensation. During the construction of any improvements to the Property (i) insurance covering claims based on the owner’s or employer’s contingent liability not covered by the insurance provided in Section 5.1(a)(i) and (ii) workers’ compensation insurance covering all Persons engaged in such alterations or improvements.

(iii) Flood. Insurance against loss or damage by flood in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Property is now, or at any time while the Loan remains outstanding shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, Zone A or Zone V, in amounts equal to the full replacement value of all above grade structures on the Property.

(iv) Earthquake. Insurance against loss or damage by earthquake or mud slide, if any Property is now, or at any time while the Loan remains outstanding shall be, situated in any area which is classified as a Major Damage Zone, Zones 3 and 4, by the International Conference of Building Officials in an amount equal to the probable maximum loss for the Property, fixtures and equipment, plus the cost of debris removal.

(v) Public Liability. Comprehensive liability insurance against death, bodily injury and property damage arising in connection with the Property. Such Policies shall be written on a Standard ISO occurrence basis form or equivalent form, shall list Borrower as the named insured, shall designate thereon the location of the Property and have such limits as Lender may reasonably require, but in no event less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence and TWO MILLION DOLLARS ($2,000,000.00) in the aggregate. Borrower shall also obtain excess umbrella liability insurance with such limits as Lender may reasonably require, but in no event less than TEN MILLION DOLLARS ($10,000,000.00).

(vi) Business Interruption. Business Interruption and loss of rental value insurance in an amount reasonably acceptable to Lender.

(vii) Other Insurance. Such other insurance relating to the Property as Lender may, from time to time, reasonably require.

25

(b) Policy Requirements.

(i) All insurance shall: (i) be carried by companies with a Best’s rating of A/X or better, or otherwise reasonably acceptable to Lender; (ii) be in form and content acceptable to Lender; (iii) provide for thirty (30) days’ advance written notice to Lender before any cancellation, adverse material modification or notice of non-renewal; and (iv) to the extent not otherwise specified herein, contain deductibles and limits which are in amounts acceptable to Lender.

(ii) All physical damage Policies and renewals shall contain (i) standard mortgage and waiver of subrogation clauses in favor of Lender, and (ii) a lender’s loss payable clause in favor of Lender for personal property, contents, inventory and equipment. All liability Policies and renewals shall name Lender as an additional insured. No Person (other than Lender) shall appear in the mortgagee or loss payable clause without Lender’s prior written consent, as it pertains to the Property. In the event of the foreclosure of the Mortgage or any other transfer of title to the Property in full or partial satisfaction of the Loan, all right, title and interest of Borrower shall pass to the purchaser or grantee.

(c) Delivery of Policies. Borrower shall deliver to Lender a binder (accompanied by an insurance certificate) marked “paid” or other evidence satisfactory to Lender of the continuing coverage before the expiration of existing Policies and if the same is not issued by the insurer within such timeframe, then Borrower shall deliver evidence to Lender of the continuing coverage evidenced by a renewal insurance certificate delivered to Lender before the expiration of existing Policies. If Lender has not received the items specified in the immediately preceding sentence within the time frames therein specified (even if advised orally or in writing that such Policies have been renewed or otherwise obtained), Lender shall have the right, but not the obligation, to purchase such insurance. Any amounts so disbursed by Lender in so doing shall be deemed to be Protective Advances, but nothing contained in this Section shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any right accruing to Lender on account of this Section.

(d) Separate Insurance. Borrower shall not carry (and shall not allow or permit any other Loan Party to carry) any separate insurance on the Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender’s prior written consent, and any such Policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Lender, and shall otherwise meet all other requirements set forth herein.

(e) Event of Default. Any default, breach or violation of this Section 5.1 shall be an automatic Event of Default (without any notice, grace or cure period).

26

Section 5.2          Title to Property. Borrower shall warrant and defend title to the Collateral and the Property and every part thereof, and the validity and priority of the liens and security interests created by the Loan Documents against the claims of all Persons whatsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees) incurred by Lender if an interest in the Property or the Collateral is claimed by another Person, and any amounts expended by Lender in respect of such losses, costs, damages or expenses shall be deemed a Protective Advance.

Section 5.3          Zoning. Borrower will cause the Property to be in compliance with Applicable Law. Without limiting the generality of the foregoing, Borrower shall not initiate, join in, acquiesce in, or consent to any change in, or modification or qualification of, any private or public restrictive covenant, zoning law or other restriction, limiting, conditioning, changing, qualifying or defining the uses which may be made of the Property or any part thereof without the prior written consent of Lender. If under applicable zoning provisions, the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the prior written consent of Lender.

Section 5.4          Recorded Documents/Purchase Agreement. Without the prior written consent of the Lender, Borrower shall not permit or cause any other Person to, record any map, plat, parcel map, lot line adjustment or other subdivision map, easement, reciprocal easement agreement, declaration or any other recorded document of any kind covering any portion of the Property, or any amendment to any of the foregoing. Lender shall not unreasonably withhold, condition, and/or delay its consent to any request by Borrower to grant any utility or governmental easements covering any portion of the Property.

Borrower shall not permit the Purchase Agreement to be amended in any material respect without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

Any default, breach or violation of this Section 5.4 which continues after ten (10) days’ notice from Lender of such default, breach or violation shall be an automatic Event of Default (without any further notice, grace or cure period).

Section 5.5          Maintenance of the Property and Ownership Obligations. Borrower shall maintain, or cause the tenants to maintain, the Property in a good and safe condition and repair. Except for the construction as provided for in the Construction Management Agreement, no improvements at the Property shall be removed, demolished or materially altered without the prior written consent of Lender.

27

Section 5.6          Taxes and Liens.

(a)             Taxes and Other Charges. Borrower shall promptly pay or caused to be paid all taxes, assessments, governmental licenses and impositions, and other similar charges (the “Taxes”), all ground rents, maintenance charges, charges for utility services and similar charges (the “Other Charges”), in each case now or hereafter levied or assessed or imposed against the Property or any part thereof as same become due and payable. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent. Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

(b)            Liens. Subject to Section 5.6(c) below, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than Permitted Exceptions) against the Collateral or the Property or any portion thereof.

(c)             Contest. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, Other Charges or any Lien (other than the Lien of the Loan Documents) provided that, and only for so long as (1) no Event of Default exists; (2) neither any Collateral nor the Property or any part thereof or interest therein will in the opinion of Lender be in danger of being sold, forfeited, terminated, canceled or lost; (3) in the case of Taxes, Borrower has paid or caused to be paid the same before delinquent even though they are contesting the same; (4) such contest shall be permitted under and be conducted in accordance with Applicable Law and in accordance with the provisions of any other instrument or agreement affecting any Property to which Borrower is subject and shall not constitute a default thereunder; (5) Borrower promptly pays or causes to be paid any contested amount if and to the extent the outcome of such contest requires the payment of the same; and (6) unless Borrower shall have paid or caused to be paid the same under protest, at Lender’s option Borrower shall have or shall cause to be either (i) deposited with Lender adequate cash reserves for the payment thereof, together with all interest and penalties which may accrue thereon, or (ii) furnished to Lender such other security Lender may deem adequate to insure the payment of such contested amounts together with all interest and penalties which may accrue thereon; provided, however, Lender agrees that Borrower may satisfy the requirements of this clause (6) by obtaining or causing to be obtained in favor of Lender an indemnity (in form and content acceptable to Lender) from the Title Company or other surety acceptable to Lender in respect of any Lien being contested by Borrower.

28

Section 5.7          Waste. Borrower shall not, (a) commit or suffer any physical waste of any Property, (b) make or permit to be made any change in the use of the Property which will in any way materially increase the risk of fire or other hazard, (c) take or cause to be taken any action that might invalidate or give cause for cancellation of any Policy, or (d) do or permit to be done thereon anything that could in any way impair the value of the Property or any Collateral. Any default, breach or violation of this Section 5.7 shall be an automatic Event of Default (without any notice, grace or cure period).

Section 5.8          Compliance With Laws. Borrower shall promptly comply with all Applicable Law relating to the Property. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Law and of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.

Section 5.9          Books and Records.

(a)             Inspections. Borrower will keep and maintain, in accordance with generally accepted accounting principles consistently applied, proper and accurate books, records and accounts reflecting its financial affairs. Upon reasonable advance notice, Lender and its consultants shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire. Any default, breach or violation of this Section 5.9 which continues after ten (10) days’ notice from Lender of such default, breach or violation shall be an automatic Event of Default (without any further notice, grace or cure period).

(b)            Financial Reports. Borrower shall deliver or cause to be delivered to Lender each of the following:

(i)              Borrower Annual Financial Statements. Within one hundred twenty (120) days after the end of each calendar year during the term of the Loan, complete copies of Borrower’s annual internally prepared financial statements for such calendar year in accordance with generally accepted accounting practices consistently applied, including a statement of operations (profit and loss), a statement of cash flows (GAAP basis), a calculation of net operating income, a balance sheet and such other information (including non-financial information) as reasonably requested by Lender, all of the foregoing financial statements and information shall be prepared and certified as true, complete and correct by an appropriate officer of the Managing Member of Borrower.

29

(ii)            Borrower Quarterly Financial Statements. Within forty-five (45) days after the end of each calendar quarter ending March 31, June 30 and September 30, complete copies of Borrower’s internally prepared financial statements for such fiscal quarter in accordance with generally accepted accounting practices consistently applied, including a statement of operations (profit and loss), a statement of cash flows (GAAP basis), a calculation of net operating income, a balance sheet and such other information (including non-financial information) as reasonably requested by Lender, all of the foregoing financial statements and information shall be prepared and certified as true, complete and correct by an appropriate officer of the Managing Member of Borrower.

(iii)          Guarantor’s Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Guarantor during the term of the Loan, complete copies of Guarantor’s annual GAAP-based unqualified audited financial statements for such fiscal year in accordance with generally accepted accounting practices consistently applied, including a statement of operations (profit and loss), a statement of cash flows, a balance sheet and such other information (including non-financial information) as reasonably requested by Lender, all of the foregoing financial statements and information shall be prepared and audited by an independent auditor of recognized standing, selected by the Guarantor and reasonably acceptable to the Lender and certified as true and correct by the Guarantor’s treasurer or chief financial officer. Guarantor’s Form 10-K timely filed with the SEC shall satisfy the requirements in this Section 5.9(b)(iii).

(iv)          Guarantor’s Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter of the Guarantor during the term of the Loan, complete copies of Guarantor’s quarterly compiled financial statements for such fiscal quarter in accordance with generally accepted accounting practices consistently applied and SEC guidelines, including a statement of operations (profit and loss), a statement of cash flows, a balance sheet and such other information (including non-financial information) as reasonably requested by Lender, all of the foregoing financial statements and information shall be prepared and compiled by an independent auditor of recognized standing, selected by the Guarantor and reasonably acceptable to the Lender and certified as true and correct by the Guarantor’s treasurer or chief financial officer. Guarantor’s Form 10-Q timely filed with the SEC shall satisfy the requirements of this Section 5.9(b)(iv).

30

(v)            Quarterly Operating Statements. Within forty-five (45) days after the end of each calendar quarter, complete copies of Borrower’s internally prepared operating statements for the Property showing all Gross Income, all Operating Expenses and all profit and loss for the subject calendar quarter in a form reasonable acceptable to Lender and containing such detail and such other information (including non-financial information) as reasonably requested by Lender, all of the foregoing operating statements and information shall be prepared and certified as true, complete and correct by an appropriate officer of the Managing Member of Borrower.

(vi)          Rent Rolls. Only if requested by Lender and then upon Lender’s request, a certified copy of the updated rent roll for the Property in a form reasonably acceptable to Lender, which shall be prepared and certified as true, complete and correct by an appropriate officer of the Managing Member of Borrower.

(vii)        Budgets and Forecasts. Only if requested by Lender and then upon Lender’s request, copies of the projected operating budgets and forecasts for the Property for the ensuing year containing such detail as Lender shall reasonably require which, which shall be prepared and certified as true, correct and complete by an appropriate officer of the Managing Member of Borrower.

(viii)      Annual Tenant Sales and Co-Tenancy Reports. Only if requested by Lender and then upon Lender’s request, annual tenant sales reports for those Tenants of the Property which are required to report their annual tenant sales to Borrower in a form acceptable to Lender. Within thirty (30) days of Lender’s request, co-tenancy reports for the Property in a form acceptable to Lender, which shall be certified as true, correct and complete by an appropriate officer of the Managing Member of Borrower.

(ix)          Leasing Activity Reports. Only if requested by Lender and then upon Lender’s request, leasing activity reports for the Property in a form acceptable to Lender, which shall be prepared and certified as true, correct and complete by an appropriate officer of the Managing Member of Borrower.

(x)            Other Information. Within ten (10) days after request, such further detailed information covering the Property and the financial affairs of any Loan Party and/or any related entity thereof, as may be reasonably requested by Lender.

31

All financial statements regarding Borrower and Guarantor which are delivered by Borrower to Lender pursuant to this Section 5.9(b) shall be submitted by Borrower to Lender in one of the following four (4) methods:

Email: financials@pncbank.com	Fax: 913-253-9813 (Please use the ‘fine’ quality setting when faxing)

Regular Mail:	Overnight Mail:
PNC Bank, NA	PNC Bank, NA
Attn: Credit Administration	Attn: Credit Administration
PO Box 25964	10851 Mastion, Suite 300
Shawnee Mission, KS 66225-5964	Overland Park, KS 66210
913-253-9000

Any default, breach or violation of this Section 5.9(b) which continues after fifteen (15) days’ notice from Lender of such default, breach or violation shall be an Event of Default (without any further notice, grace or cure period).

(c)             Litigation. Borrower shall give prompt written notice to Lender of any material litigation or governmental proceedings pending against the Property or any Loan Party.

(d)            Bankruptcy. Borrower shall give prompt written notice to Lender of any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding under any Bankruptcy Law against any Loan Party.

Section 5.10       Continued Existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and material rights, licenses, permits and franchises in compliance with Applicable Law. Any violation of this Section 5.10 which continues for ten (10) days after Borrower’s Knowledge of such default, breach or violation (commencing from the date such knowledge was first obtained) shall be an automatic Event of Default (without any further notice, grace or cure period).

Section 5.11       Additional Ownership Covenants. Until the Obligations have been paid in full and fully performed, there shall be no changes in the ownership, control or management of Borrower without the prior written consent of Lender unless the same constitutes and satisfies all of the requirements of a Permitted Transfer.

Section 5.12       Merger, Consolidation or Sale. Until the Obligations have been paid in full and fully performed, Borrower shall not merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any of its assets to any Person outside the ordinary course of its business without the prior written consent of Lender unless the same constitutes and satisfies all of the requirements of a Permitted Transfer.

32

Section 5.13       Leases. Borrower, as applicable, shall faithfully perform the landlord’s covenants under the Leases. Borrower shall neither do nor neglect to do, nor permit to be done (other than enforcing the terms of the Leases in exercising Borrower’s remedies thereunder following a default or event of default on the part of any tenant in the performance of its obligations pursuant to any Lease), anything which may cause the modification or termination of any Lease, or of the obligations of any tenant, or which may diminish or impair the value of the any Lease or the rents provided for therein, or the interest of Borrower or Lender therein or thereunder without the prior written consent of Lender. Further, Borrower shall not, without the prior written consent of Lender obtained in each instance:

(a)             Lease to any Person, all or any part of the Property except for Small Space Leases;

(b)            Lease to any Person, all or any part of the Property pursuant to a Lease that contains any provision that deviates by more than ten percent (10%) from the existing Lease for the subject portion of the Property;

(c)             Cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of and Lease;

(d)            Modify any Lease in any respect except for Small Space Leases;

(e)             Commence any summary proceeding or other action to recover possession of the Property pursuant to any Lease, other than a proceeding brought in good faith by reason of a default by any tenant thereunder;

(f)             Receive or collect, or permit the receipt or collection of, any rents for more than one month in advance of the payment due date;

(g)            Except for the Loan Documents, execute any agreement or instrument or create or permit a Lien which may be or become superior to any Lease;

(h)            Suffer or permit to occur any release of liability of any tenant or the accrual of any right to withhold payment of any rent except as specifically provided in the Leases;

(i)              Sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber any Lease or any of the rents due thereunder except for the Loan Documents;

(j)              Alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto;

33

(k)            Request, consent, agree to, or accept the subordination of any Lease to any mortgage (other than the Mortgage) or other encumbrance now or hereafter affecting the Property; or

(l)              Consent to the assignment of any Lease or any subletting of the Property demised pursuant to any Lease except for the Loan Documents and except as specifically provided in any Lease previously approved by Lender in writing.

In addition, Borrower shall immediately notify Lender in writing if: (a) any tenant defaults (following the expiration of any applicable cure period) under any Lease; or (b) any Lease terminates for any reason.

Section 5.14       Compliance. The Borrower shall use the proceeds of the Loan for business purposes as set forth in Section 1.1 not in contravention of any requirements of law and not in violation of this Agreement, and shall comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, including, without limitation, the Property, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits. In addition, and without limiting the foregoing sentence, the Borrower shall (i) ensure, and cause each of its subsidiaries to ensure, that no person who owns twenty percent (20.00%) or more of the equity interests in the Borrower, or otherwise controls Borrower or any of its respective subsidiaries is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each of its respective subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

Section 5.15       Construction and Completion of New Building. Borrower shall provide Lender with a true, correct and complete copy of the Plans and Specifications it approves for the New Construction Building in accordance with the Construction Management Agreement. If Seller desires to construct the Rebuild Construction Building at its sole cost and expense as a condition of a new Tenant or Tenants leasing such entire Rebuild Construction Building, then Borrower must provide Lender with thirty (30) days advance written notice of same before Seller begins to demolish the Constructed Vacant Space. In addition, Borrower shall not allow Seller to demolish the building containing the Constructed Vacant Space until Seller fully funds an amount equal to the estimated costs to complete the Rebuild Construction Building in escrow with Chicago Title Insurance Company pursuant to the Vacant Building Reconstruction Escrow (as such term is defined in Paragraph 2 of the Construction Management Agreement) and provides the collateral assignment of same to Lender as provided in the following sentence. In the event the Vacant Building Reconstruction Escrow provided for in Paragraph 2 of the Construction Management Agreement is established, then Borrower hereby agrees to execute contemporaneously with the establishment of such escrow a collateral assignment of all of the

34

Borrower’s right, title and interest in the Vacant Building Reconstruction Escrow in a form substantially the same as the Collateral Assignment of Purchaser’s Interest in the Earnout Purchase Price Escrow in order to collaterally assign to Lender as additional security for repayment of the Loan all of Borrower’s right, title and interest in the Vacant Building Reconstruction Escrow.

Each New Building and all construction will be done free of any material defects and in a good and workmanlike manner with materials which are new (unless used materials are otherwise customary) and of high quality. Each New Building shall be completed free of all liens and claims from contractors, subcontractors and materialmen. All construction for each New Building shall be done in compliance with the applicable Plans and Specifications in all material respects, all Work (as such term is defined in the Construction Management Agreement) for the subject New Building and in compliance with all Applicable Law as then interpreted and enforced by the applicable Governmental Authority.

If Seller commences to construct the New Construction Building and/or the Rebuild Construction Building, then Borrower shall cause New Building Completion of the applicable New Building to be performed and completed and paid for in the manner and at the applicable times required for the subject New Building to be so performed, completed and paid for by Seller under the Construction Management Agreement, the applicable Plans and Specifications, the applicable Work and Applicable Law and in no event later than one hundred eighty (180) days after the Earnout Period, provided that Borrower at all times continues to diligently pursue construction of the applicable New Building, except if extended for any Force Majeure Delay in accordance with the terms of Section 24 of the Construction Management Agreement.

“New Building Completion” means the completion of the construction of the applicable New Building in accordance with the Plans and Specifications for the subject New Building and the completion of the Work for such New Building, free of all liens and claims from contractors, subcontractors and materialmen and in accordance with Applicable Law, as evidenced by Lender’s receipt of: (i) a final and unconditional Certificate of Occupancy issued by the City of West Bend, Wisconsin for the applicable New Building, (ii) a current as-built ALTA Survey of the Property plotting the applicable New Building certified to Lender and its successors and/or assigns and containing the Survey requirements as required under the Survey definition contained in Exhibit A of this Agreement, (iii) copies of the final as built Plans and Specifications and any construction warranties for the New Building if obtained by Borrower or Guarantor for the applicable New Building; and (iv) title date-down and interim mechanics’ lien endorsements to the Title Policy, insuring the continuing validity and priority of the Mortgage for the full amount of the Loan theretofore disbursed, excepting only such items as otherwise permitted under this Agreement, and insuring over mechanics’ and materialmen’s liens arising (or which may arise) from work performed and materials supplied in connection with the construction of the applicable New Building prior to the date of receipt of the items described in clauses (i), (ii) (iii) and (iv) of this definition.

35

ARTICLE VI
ASSIGNMENTS, SALE AND ENCUMBRANCES

Section 6.1          Lender’s Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement, including the Note, and other Loan Documents to any bank, participant or financial institution, and in case of such assignment, Borrower will accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant, or financial institution with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment; provided, however, that Lender may not assign, negotiate, pledge or otherwise hypothecate this Agreement, including the Note and any other Loan Documents (or any portion thereof) to any entity that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Section 6.2          Prohibition of Assignments and Encumbrances by Borrower. Borrower shall not, without the prior written consent of Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any Prohibited Transfer.

ARTICLE VII
DEFAULTS; REMEDIES

Section 7.1          Events of Default. The term “Event of Default” as used in this Agreement shall mean the occurrence of any one or more of the following events set forth in this Section 7.1:

(a)             (i) Borrower shall fail to make any payment to Lender under the Loan Documents when due and payable, and Borrower’s failure to make such payment shall continue for ten (10) days (inclusive of the first day such payment was due), except that no grace or cure period shall apply to payment of any amounts due on the Maturity Date, or (ii) Borrower shall fail to pay the entire Debt or any portion thereof on the Maturity Date;

(b)            Any failure of Borrower for a period of thirty (30) days (except as to Events of Default specified elsewhere in this Section 7.1 or where a longer or shorter period is specified herein or in the other Loan Documents for a particular default) after written notice from Lender to Borrower to observe or perform any of the covenants of Borrower under the terms of this Agreement or any other of the Loan Documents except payment of the Note; provided, if such failure is not susceptible of cure within said period, as reasonably determined by Lender, and provided Borrower is in good faith attempting to cure the same, Borrower shall have such additional time as is necessary not to exceed ninety (90) days;

36

(c)             The occurrence of a Prohibited Transfer;

(d)            The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower or Guarantor which in any way relates to or affects the Loan or the Property;

(e)             If at any time any representation, statement, report or certificate made now or hereafter by Borrower or Guarantor is not true and correct in any material respect, or any statement or representation made in the loan application submitted to Lender for the Loan is not true and correct in any material respect;

(f)             If all or a substantial part of the assets of Borrower or Guarantor is attached, seized, subjected to a writ or distress warrant, or is levied upon, unless such attachment, seizure, writ, warranty or levy is vacated within sixty (60) days;

(g)            If Borrower or Guarantor is enjoined, restrained or in any way prevented by court order from performing any of its obligations hereunder or under the other Loan Documents or conducting all or a substantial part of its business affairs; or if a proceeding seeking such relief is not dismissed within sixty (60) days of being filed or commenced;

(h)            If a notice of lien, levy or assessment is filed of record with respect to all or a substantial part of the property of Borrower or Guarantor by the United States, or any other governmental authority is not released within twenty (20) days or bonded over to Lender’s reasonable satisfaction;

(i)              If there occurs a Material Adverse Change in the financial condition of Borrower or Guarantor;

(j)              Default in the payment when due (subject to any applicable cure period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, Borrower or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness, or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity date and, in Lender’s reasonable judgment, such default will have a material adverse effect on the ability of Borrower to pay or perform the Obligations;

37

(k)            If Borrower or Guarantor:

(i)              Shall file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect;

(ii)            Shall file an answer or other pleading in any proceedings admitting insolvency, bankruptcy, or inability to pay its debts as they mature;

(iii)          Shall have any involuntary proceeding under the Federal Bankruptcy Act or similar law, state or federal, now or hereafter in effect, filed against any one of them, and such proceedings shall not have been vacated within sixty (60) days after the filing thereof;

(iv)          Shall have an order appointing a receiver, trustee or liquidator entered against any of them or for all or a major part of its property or any Property and the same shall not have been vacated within thirty (30) days following entry thereof;

(v)            Shall be adjudicated a bankrupt;

(vi)          Shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or any Property; or

(vii)        Is a firm, partnership, limited liability company or corporation and said firm, partnership, limited liability company or corporation is dissolved, terminated or merged;

(l)              The dissolution, termination or merger of any of Borrower or Guarantor unless such dissolution, termination or merger is permitted under the terms of Section 14 of the Mortgage;

(m)          There is a discontinuance by the Guarantor of the Guaranty or the Guarantor shall contest the validity of the Guaranty;

(n)            The failure of Borrower to comply with any of the covenant contained in Paragraph 15 of the Mortgage captioned, “Single Asset Entity”;

(o)            Borrower and Guarantor shall fail to make any payment to Seller of the Seller Earnout when due and payable to the Seller under the terms of the Purchase Agreement, the Post Closing and Indemnity Agreement and/or the Earnout Purchase Price Escrow Agreement;

38

(p)            If any representation or warranty contained in Section 8.29 of this Agreement captioned, “Anti-Money Laundering/International Trade Law Compliance”, is or becomes false or misleading at any time; or

(q)            If any event occurs under the terms of this Agreement or any other Loan Document, which by such terms constitutes or is stated to be an “Event of Default” or an automatic “Event of Default”;

it being understood and agreed that if any event or circumstance occurs or exists which is an Event of Default under any one subsection of subsections (a) through (q) (inclusive) of this Section 7.1, then an “Event of Default” under the Loan Documents shall exist (and shall be deemed continuing) regardless of whether any other term or provision of any Loan Document provides for any, or for any different, notice, grace and/or cure period, in which case such other notice, grace or cure period shall be void and of no force or effect.

Section 7.2          Remedies.

(a)             Upon the occurrence of any Event of Default, Borrower agrees that Lender may (but without any obligation to do so) take such action, without notice or demand, as Lender deems advisable to protect and enforce its rights against Borrower, the Guarantor and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently, separately or otherwise, at such time and in such order as Lender may determine, in its sole and absolute discretion, without impairing or otherwise affecting the other rights and remedies of Lender (and any and all costs and expenses, including reasonable attorneys’ fees, paid or incurred by Lender in connection with the following shall constitute a Protective Advance):

(i)              declare the entire unpaid Debt to be immediately due and payable without any further notice, demand or other action by Lender;

(ii)            subject to the terms of the Mortgage, institute proceedings, judicial or otherwise, or take any other action, for the enforcement of Lender’s rights under the Loan Documents or at law or in equity, including the appointment of a receiver, the foreclosure, auction or sale (public or private) of the Collateral or any portion thereof;

(iii)          terminate, in whole or in part, any obligation Lender may have hereunder or under any other Loan Document;

(iv)          institute an action, suit or proceeding in equity for the specific performance of any of the Obligations;

39

(v)            pay, perform, or cause the performance of any of the Obligations, complete construction of any work at the Property, in each case in its own name or in the name of Borrower, it being understood and agreed that Borrower hereby grants to Lender a power of attorney coupled with an interest to take any such action;

(vi)          recover judgment on the Note either before, during or after any proceedings for the enforcement of any other Loan Document;

(vii)        exercise any and all rights and remedies granted to a secured party upon default under the applicable Uniform Commercial Code;

(viii)      exercise all or any one or more of the rights, powers and other remedies available to Lender under the Loan Documents, at law or in equity, at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceedings or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral;

(ix)          apply any sums held by the Lender, or held in escrow or otherwise by Lender belonging to Borrower to the payment of the Debt; and

(x)            pursue such other remedies and rights as Lender may have under Applicable Law or at equity or available under the Loan Documents.

(b)            Proceeds. The proceeds of any disposition of the Collateral, or any part thereof, or any other sums collected by Lender pursuant to the Loan Documents (including the collection of rents), may be applied by Lender to the payment of the Debt or any part thereof in such priority and amounts as Lender in its sole and absolute discretion shall determine.

(c)             Lender Action. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any Obligation, take any action in such manner and to such extent as Lender may deem necessary to protect the Collateral and/or take any action to cure any Event of Default. Borrower agrees that Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring an action or proceeding to protect its interest in the Property or to collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees), shall constitute a Protective Advance and shall be payable on demand. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration of the Guarantor or any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

40

(d)            No Further Right to Cure. Once an Event of Default has occurred hereunder, in Lender’s sole discretion, such Event of Default shall be deemed continuing hereunder regardless of whether Borrower, Guarantor, Lender, or any other Person has taken any action to remedy or cure the cause of such Event of Default.

(e)             No Waiver, Etc. The failure of Lender to insist upon strict performance of any term, covenant or condition contained herein or in the other Loan Documents shall not be deemed to be a waiver, modification, amendment or estoppel thereof and Borrower or other Person shall not be entitled to rely on such action or inaction. Borrower shall not be relieved of or released from its Obligations by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to enforce any of the provisions hereof or any other Loan Document, (ii) the release, regardless of consideration, of the whole or any part of the Collateral, or of the Guarantor or any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Documents. Lender may resort for the payment of the Debt to any Collateral held by Lender in such order and manner as Lender, in its sole and absolute discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to recover against the Collateral under the Loan Documents. The rights of Lender under each of the Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision of any Loan Document to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

41

ARTICLE VIII
MISCELLANEOUS

Section 8.1          Further Assurances. Borrower forthwith upon the execution and delivery of this Agreement and thereafter from time to time at Lender’s request, will cause any of the Loan Documents (including any additional Financing Statements or continuation statements) to be filed, registered or recorded in such manner and in such places as may be required or permitted by any Applicable Law in order to publish notice of and fully protect, perfect or continue the perfection of any Lien in favor of Lender and the interest of Lender in the Collateral. In addition, Borrower will, at its sole cost and expense, (i) do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyances, mortgages assignments, financing statements, continuation statements, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, carrying out, conveying, assigning, transferring, pledging, hypothecating, perfecting, preserving and confirming unto Lender the Liens and other property rights granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted or transferred, or intended now or hereafter so to be, under the Loan Documents, or which Borrower may be or may hereafter become bound to convey, assign, transfer, pledge, or hypothecate to Lender, or for carrying out the intention or facilitating the performance of the terms of the Loan Documents and (ii) furnish or cause to be furnished to Lender all instruments, documents, surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith. Borrower, on demand, will execute and deliver one or more financing statements or other instruments, to evidence more effectively the security interest of Lender in the Collateral.

Section 8.2          Estoppel Certificates/Subordination, Non-Disturbance and Attornment Agreements.

(a)             Borrower’s Estoppel Certificates. Borrower, within ten (10) Business Days after request by Lender, shall furnish to Lender a current written statement, dated as of the date of Borrower’s response, duly acknowledged and certified, setting forth (i) the amount of the Debt, (ii) the rate or rates of interest on the Note, (iii) the terms of payment and Maturity Date of the Note , (iv) the date installments of interest and/or principal were last paid, (v) a list of all the Loan Documents, (vi) that, except as specifically provided in such statement and to Borrower’s Knowledge, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents, (vii) that the Loan Documents are valid, legal and binding obligations of Borrower, enforceable against Borrower in accordance with their terms and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description thereof, and (ix) as to any other matters reasonably requested by Lender.

42

(b)            Tenant Estoppel Certificates. On or prior to the Closing Date, Borrower shall deliver to Lender a Tenant Estoppel Certificate from all tenants with Leases in excess of 2,000 square feet at the Property which must total ninety-five percent (95%) of the Leases at the Property, the form of which shall be approved by Lender. Following a period of twelve (12) months after the Closing Date (unless an Event of Default occurs, then Lender may request a Tenant Estoppel Certificate at any time), Borrower, within five (5) days after request by Lender, shall send out a Tenant estoppel request to any other tenant previously approved by Lender using the same form of tenant estoppel certificate form accepted by Lender for Closing or such other form as may be provided for in any Lease previously approved by Lender in writing and such tenant estoppel certificate shall be delivered to Lender within forty-five (45) days of the date of Borrower’s written request such tenant for same. So long as no Event of Default exists, Lender shall not request a tenant estoppel certificate from any tenant more frequently than once per calendar year.

(c)             Subordination, Non-Disturbance and Attornment Agreements. On or prior to the Closing Date, Borrower shall deliver to Lender a Subordination, Non-Disturbance and Attornment Agreement from the following Tenants whose Leases are each in excess of 5,000 square feet: Roundy’s Supermarkets, Inc., a Wisconsin corporation; and any other tenant whose Lease is of record which includes, without limitation, PNC Bank National Association; the form of which shall be approved by Lender. Following the Closing Date, Borrower, within thirty (30) days after request by Lender, shall furnish to Lender, Subordination, Non-Disturbance and Attornment Agreements from any and all other tenants at the Property previously approved by Lender in writing, whose Leases are each in excess of 5,000 square feet or whose Lease is of record, the form of which shall be acceptable to Lender.

Section 8.3          Principles of Construction. The following principles of construction shall apply to this Agreement:

(a)             The titles and headings of the Articles, Sections and subsections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Articles, Sections and subsections and shall not be given any consideration in the construction of this Agreement.

(b)            All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified. Any reference to “this Section” in this Agreement shall mean the Section in which such reference appears, and shall also be deemed refer to the subsections contained in such Section.

(c)             Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

43

(d)            The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation.”

(e)             Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(f)             To the extent that any provision in this Agreement requires, expressly or implicitly, performance, observance or compliance by any Person other than Borrower, or requires Borrower to cause such performance, observance or compliance, such provision shall be construed as Borrower’s obligation to cause such other Person to perform, observe or comply with such provision, and, accordingly, the failure by such Person to perform, observe or comply with such provision shall be considered a breach by Borrower of its obligations under this Agreement. Further, whenever any provision of this Agreement prohibits any Person from doing or causing to be done, or requires any Person to abstain from doing or causing or permitting, any act or thing, such provision shall be deemed to have been breached if such act or thing is done by Borrower or other Person acting by or on behalf of such Person. The foregoing is subject to any applicable cure periods afforded Borrower under this Agreement.

(g)            Definitions contained in this Agreement or any other Loan Document which identify documents, including this Agreement or any other Loan Document, shall be deemed to include all Amendments thereto.

(h)            Any reference in the Loan Documents to the successors or assigns of Borrower shall not be construed to imply any consent or approval by Lender of any such succession or assignment.

(i)              Borrower acknowledges and agrees that this Agreement and the other Loan Documents shall not be construed more strictly against the Lender because the Lender or its legal counsel was the primary draftsperson of this Agreement or such other Loan Document, as the case may be.

Section 8.4          Parties Bound, Etc. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective permitted successors and assigns, provided nothing in this Section shall be deemed to give Borrower the right to transfer any interest in the Property.

Section 8.5          Waivers. Lender may at any time and from time to time waive any one or more of the conditions, requirements or obligations contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be effective unless in writing and shall not be considered a waiver of such condition in any other instance or any other circumstance.

44

Section 8.6           Severability. If any term, covenant or provision of this Agreement or any other Loan Document shall be held to be invalid, illegal or unenforceable in any respect, this remainder of this Agreement or such other Loan Document shall remain in full force and effect and shall be construed without such term, covenant or provision.

Section 8.7          Release of Collateral. Lender may release, regardless of consideration, any part of the Collateral without in any way impairing or affecting the validity, priority or perfection of its Lien on or in the remaining Collateral.

Section 8.8          Notices. Any notice, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given: (i) if and when personally delivered, or (ii) if sent by overnight express carrier, then on the next Business Day following delivery to the overnight express carrier and addressed to a party at its address set forth below:

If to Borrower:	IREIT West Bend Main, L.L.C. c/o Inland Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: President

with a copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Robert Baum, Esq., General Counsel

If to Lender:	PNC Bank, National Association One North Franklin Street, Suite 2150 Chicago, Illinois 60606 Attn: Joel G. Dalson, Senior Vice President

with a copy to:	Robbins, Salomon & Patt, Ltd. 180 North LaSalle Street, Suite 3300 Chicago, Illinois 60601 Attn: Andrew M. Sachs, Esq.

or to such other address the party to receive such notice may have heretofore furnished to all other parties by notice in accordance herewith. Except as otherwise specifically required herein, no notice of the exercise of any right or option granted to Lender herein is required to be given.

Section 8.9          Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by Lender and Borrower. Borrower acknowledges that the Loan Documents set forth the entire agreement and understanding of Lender and the Borrower with respect to the Loan and that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan other than those expressly set forth in the Loan Documents. All prior agreements among or between such parties, whether oral or written, are superseded by the terms of the Loan Documents.

45

Section 8.10       Indemnity. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns (each an “Indemnified Lender Party”) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including attorneys’ fees) which such Indemnified Lender Party may incur as a direct or indirect consequence of: (i) the use of the Property or any portion thereof; (ii) the compliance of the Property and each portion thereof with Applicable Law, (iii) the purpose to which Borrower applies the proceeds of the Loan; (iv) the failure of Borrower to perform any obligations as and when required by any of the Loan Documents; (v) any failure at any time of Borrower’s representations or warranties to be true and correct; or (vi) any act or omission by Borrower or other Person (other than Lender) with respect to the Property or any portion thereof. Borrower shall pay to such Indemnified Lender Party, within ten (10) days of such Indemnified Lender Party’s demand therefore (which demand shall be accompanied by reasonable backup documentation evidencing any amounts owing to such Indemnified Lender Party under this indemnity), any amounts owing under this indemnity. To the extent that any Indemnified Lender Party has made any payment on account of any matter for which it is indemnified hereunder which is not repaid within such time, Lender shall be deemed to have made a Protective Advance in the amount so owing to such Indemnified Lender Party. Borrower’s duty and obligation to defend, indemnify and hold harmless each Indemnified Lender Party shall survive cancellation of the Note, repayment of the Debt and the release or reassignment of any Collateral. Notwithstanding anything in this Agreement to the contrary, no Indemnified Lender Party shall be entitled to be indemnified for its own gross negligence or willful misconduct.

Section 8.11       Lender Consent and Approval. Except as may otherwise be expressly provided to the contrary, wherever pursuant to this Agreement or any other Loan Document or otherwise with respect to the Loan, Lender exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Lender or Lender is otherwise entitled to exercise its judgment or discretion, the decision of Lender to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory or otherwise to exercise its judgment or discretion, shall be in the sole and absolute discretion of Lender and shall be final and conclusive.

Section 8.12       Reasonableness. If at any time Borrower believes that Lender has not acted reasonably in granting or withholding any approval or consent under the Loan Documents or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the Loan, as to which approval or consent either Lender has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Lender to act reasonably, then as Borrower’s sole and exclusive remedy, Borrower shall be entitled to seek injunctive relief or specific performance. Further, Borrower hereby covenants and agrees that no action or claim for monetary damages other than actual damages, consequential damages or punitive damages or any other damages (including lost profit) shall in any event or under any circumstance be maintained by Borrower against Lender, and Borrower hereby waives any right to any such damages.

46

Section 8.13       Relationship. The relationship of Lender, on the one hand, and Borrower, on the other hand, is strictly and solely that of lender and borrower and nothing contained in the Loan Documents or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Loan is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Lender, on the one hand, and Borrower, on the other hand, other than as lender and borrower. Lender neither undertakes nor assumes any responsibility or duty to Borrower, except as expressly provided in this Agreement and the other Loan Documents, or to any other Person.

Section 8.14       Brokers and Financial Advisors. Borrower hereby represents to Lender that no Borrower or any Affiliate thereof has dealt with financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower agrees to indemnify and hold the Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way (including reasonable attorneys’ fees) relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or any Affiliate thereof in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.

Section 8.15       Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Loan or the Loan Documents.

Section 8.16       Loan Expenses. Borrower covenants and agrees to immediately pay Lender on demand all costs and expenses (“Loan Expenses”) including reasonable attorneys’ fees, incurred by Lender in connection with or relating to the Loan, including: (i) Lender’s Closing Expenses; (ii) the Borrower’s ongoing performance of and compliance with its agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) any request made to Lender for consent or approval of any matter; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers, extensions or other modifications to the Loan Documents or any other document or matter requested by Borrower and/or Lender; (v) all federal, state, county and local taxes, filing, registration or recording fees and all other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of any of Loan Documents; (vi) title insurance premiums and escrow charges; and (vii) reasonable attorneys’ fees incurred by Lender in connection with any of the foregoing, including in connection with any bankruptcy or similar proceeding affect the Property, the Collateral or Borrower. All Loan Expenses incurred by Lender shall be due and payable within ten (10) Business Days of demand, and (without limiting any other right or remedy of Lender) if not paid within such 10-day period shall bear interest at the Default Rate from the date of such demand until the date paid.

47

Section 8.17       Protective Advances.

(a)             Protective Advances. Borrower covenants and agrees to immediately pay Lender on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with or as a consequence of any of the following (each a “Protective Advance”): (i) any Event of Default under the Loan Documents including any reasonable third party out-of-pocket costs and expenses and other amounts expended by Lender in curing or attempting to cure the same; (ii) any bankruptcy proceeding of Borrower; (iii) the collection of the Debt, (iv) the enforcement of Lender’s rights and remedies under the Loan Documents or enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Property, Borrower, the Loan Documents, or any Collateral; or (v) any payment or other amount which is designated as a Protective Advance by any other provision of the Loan Documents. All Protective Advances made by Lender under the Loan Documents shall be evidenced by, and be deemed to be advanced as principal under the Note, regardless of whether any such Protective Advance causes the principal balance of the Note to exceed the original stated amount of the Note, and shall be due and payable on demand. Borrower expressly acknowledges that Lender is authorized to make Protective Advances regardless of whether Lender shall have commenced any action or proceeding against Borrower. Subject to Section 8.17(b), the making of any Protective Advance by Lender shall constitute an automatic Event of Default hereunder (with no notice, cure or grace period).

(b)            With respect to any event or circumstance which is a breach, default or violation under one or more Loan Documents, if Lender makes a Protective Advance to cure such default, breach or violation prior to the expiration of any Applicable Grace Period, the making of such Protective Advance shall not constitute an Event of Default hereunder if prior to the expiration of such Applicable Grace Period Borrower repays to Lender the amount of such Protective Advance together with interest thereon at the Default Rate from the date such Protective Advance was made to the date repaid to Lender.

48

Section 8.18       Attorneys’ Fees. Borrower will pay Lender’s reasonable attorneys’ fees and reasonable third party out-of-pocket costs in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter the Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Property or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate the Property, or to attempt to enforce or protect any security interest or lien or other right in the Property or under any of the Loan Documents, or to enforce any rights of the Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event all of the reasonable attorneys’ fees arising from such services, and any expenses, reasonable third party out-of-pocket costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower to Lender payable on demand and evidenced and secured by the Loan Documents.

Section 8.19       Rescission of Payments. If at any time all or any part of any payment made by Borrower in connection with this Agreement or any other Loan Document is rescinded, returned or Lender is otherwise required to hold such payment in trust for or otherwise return the payment to another Person, for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Borrower or any other Person), then the Obligations of Borrower shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous payment, and the Obligations of Borrower under the Loan Documents shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

Section 8.20       No Third Party Beneficiary. No Person other than Lender and Borrower and their permitted successors and assigns or any Indemnified Lender Party shall have any rights under this Agreement.

Section 8.21       Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart.

49

Section 8.22       Facsimile and Photocopy. Lender and Borrower hereby agree that any facsimile or photocopy signature on any Loan Document or on any notice, document or other certificate delivered pursuant to the Loan Documents shall be deemed to have the same force and effect as an original signature, and to the fullest extent permitted by Applicable Law may be used in lieu of an original signature to evidence the execution and delivery of the document, certificate or instrument to which such facsimile or photocopy signature is attached.

Section 8.23       Time. Time is of the essence of each and every term of this Agreement and the other Loan Documents except and only to the extent specifically waived by Lender in writing.

Section 8.24       WAIVER OF STATUTORY RIGHTS. BORROWER SHALL NOT APPLY FOR OR AVAIL ITSELF OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION OR EXEMPTION LAWS, OR ANY SIMILAR LAWS NOW EXISTING OR HEREAFTER ENACTED, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OF THE LOAN DOCUMENTS, BUT HEREBY WAIVES THE BENEFIT OF SUCH LAWS TO THE FULL EXTENT THAT IT MAY DO SO UNDER APPLICABLE LAW. BORROWER HEREBY WAIVES ANY AND ALL RIGHT TO HAVE THE PROPERTY AND ESTATES COMPRISING THE COLLATERAL MARSHALED AND AGREES THAT ANY COURT HAVING JURISDICTION OVER ANY EXERCISE OF LENDER’S REMEDIES MAY ORDER THE COLLATERAL SOLD AS AN ENTIRETY OR IN SEPARATE PARTS. BORROWER HEREBY WAIVES, TO THE FULL EXTENT IT MAY DO SO OR NOT PROHIBITED UNDER APPLICABLE LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE, UCC AUCTION OR UNDER ANY PUBLIC OR PRIVATE SALE PERMITTED UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER ENACTED.

Section 8.25       USURY LAWS.

(a)             BORROWER ACKNOWLEDGES AND AGREES THAT ALL AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS FORM AN INTEGRAL COMPONENT OF THE DEBT AND PAYMENT OF THE SAME IS A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOAN AND ENTER INTO THE LOAN DOCUMENTS, AND THAT LENDER WOULD NOT BE WILLING TO MAKE THE LOAN AND ENTER INTO THE LOAN DOCUMENTS BUT FOR BORROWER’S AGREEMENT TO PAY THE ENTIRE DEBT PURSUANT TO THE TERMS OF THE LOAN DOCUMENTS. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT THE PAYMENT OF THE ENTIRE DEBT IS FAIR AND REASONABLE IN LIGHT OF THE SIZE OF THE RISK TAKEN BY LENDER AND THAT PAYMENT OF THE ENTIRE DEBT OR ANY COMPONENT THEREOF WILL NOT VIOLATE APPLICABLE USURY LAWS. WITHOUT LIMITING THE FOREGOING, BORROWER HEREBY WAIVES ANY RIGHT OR DEFENSE THEY MAY HAVE TO THE PAYMENT OF THE DEBT OR ANY PORTION THEREOF BASED ON ANY USURY, PENALTY OR OTHER SIMILAR LAWS OR EQUITABLE PRINCIPLES.

50

(b)            BORROWER ACKNOWLEDGES AND AGREES, WITHOUT LIMITING THE ABOVE, THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS IS SUBJECT TO THE EXPRESS CONDITION THAT AT NO TIME SHALL BORROWER BE OBLIGATED OR REQUIRED TO PAY ANY AMOUNT UNDER THE LOAN DOCUMENTS INCLUDING ANY INTEREST ON THE PRINCIPAL BALANCE OF THE LOAN AT A RATE IN EXCESS OF THE MAXIMUM INTEREST RATE WHICH BORROWER IS PERMITTED BY APPLICABLE LAW TO CONTRACT OR AGREE TO PAY. IN DETERMINING WHETHER OR NOT THE INTEREST OR ANY OTHER AMOUNT PAID OR PAYABLE UNDER THE LOAN DOCUMENTS EXCEEDS THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW (A) BORROWER AND LENDER SHALL TO THE EXTENT PERMITTED UNDER APPLICABLE LAW CHARACTERIZE ANY NON-PRINCIPAL PAYMENT, AS A FEE, PREMIUM OR EXPENSE RATHER THAN INTEREST, AND (B) ALL SUMS PAID OR AGREED TO BE PAID TO LENDER FOR THE USE, FORBEARANCE, OR DETENTION OF THE DEBT, SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM OF THE LOAN UNTIL PAYMENT IN FULL SO THAT THE RATE OR AMOUNT OF INTEREST ON ACCOUNT OF THE DEBT DOES NOT EXCEED THE MAXIMUM LAWFUL RATE OF INTEREST. IF BY THE TERMS OF THE LOAN DOCUMENTS, BORROWER IS AT ANY TIME REQUIRED OR OBLIGATED TO PAY ANY AMOUNT UNDER THE LOAN DOCUMENTS INCLUDING INTEREST ON THE PRINCIPAL BALANCE DUE UNDER THE LOAN AT A RATE IN EXCESS OF SUCH MAXIMUM RATE, SUCH INTEREST SHALL BE DEEMED TO BE IMMEDIATELY REDUCED TO SUCH MAXIMUM RATE AND ALL PREVIOUS PAYMENTS IN EXCESS OF THE MAXIMUM RATE SHALL BE DEEMED TO HAVE BEEN PARTIAL PREPAYMENTS (WHETHER OR NOT PERMITTED OR PROHIBITED UNDER THE LOAN DOCUMENTS) IN REDUCTION OF PRINCIPAL AND NOT ON ACCOUNT OF THE INTEREST DUE.

51

Section 8.26       GOVERNING LAW. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, AND THE LOAN WILL BE MADE BY LENDER IN THE STATE OF ILLINOIS, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WILL BE DISBURSED FROM THE STATE OF ILLINOIS, WHICH STATE THE LENDER AND BORROWER AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (EXCLUDING APPLICATION OF ANY PRINCIPLE OF CONFLICT OF LAWS WHICH WOULD DIRECT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW OR NOT PROHIBITED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 8.27       JURISDICTION.

(a)             SUIT BY BORROWER. BORROWER HEREBY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY BORROWER OR ANY AFFILIATE THEREOF AGAINST LENDER (OTHER THAN COMPULSORY COUNTERCLAIMS PERMITTED HEREUNDER IN CONNECTION WITH ANY ACTION, SUIT OR PRECEDING COMMENCED BY LENDER IN A JURISDICTION OUTSIDE OF ILLINOIS) ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR RELATING TO THE PROPERTY SHALL ONLY BE INSTITUTED BY BORROWER OR SUCH AFFILIATE THEREOF IN COURTS OF THE STATE OF ILLINOIS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF CHICAGO, ILLINOIS. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO BRING ANY LEGAL OR EQUITABLE SUIT, ACTION OR PROCEEDING AGAINST LENDER ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR RELATING TO THE PROPERTY IN ANY OTHER COURT OTHER THAN COURTS OF THE STATE OF ILLINOIS LOCATED IN THE COUNTY OF COOK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF CHICAGO, ILLINOIS.

52

(b)            SUIT BY LENDER. WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, BORROWER (I) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF CHICAGO, ILLINOIS, (II) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WISCONSIN AND THE PERTINENT UNITED STATES DISTRICT COURT FOR WEST BEND, WISCONSIN THE LOCATION OF THE PROPERTY, (III) AGREES THAT ALL SUCH CLAIMS OR ACTIONS MAY, IN LENDER’S DISCRETION, BE HEARD AND DETERMINED IN SUCH COURTS OF THE STATE OF ILLINOIS OR THE STATE OF WISCONSIN OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURTS AND (IV) IRREVOCABLY WAIVES ANY (A) OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY SUCH COURT AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

(c)             AGENT FOR PROCESS. BORROWER WILL MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN ILLINOIS AND GIVE PROMPT NOTICE TO LENDER OF THE NAME AND ADDRESS OF ANY NEW AGENT APPOINTED BY BORROWER. BORROWER FURTHER AGREES THAT THE FAILURE OF ITS AGENT FOR SERVICE OF PROCESS TO GIVE BORROWER NOTICE OF ANY SERVICE OF PROCESS WILL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON.

Section 8.28       WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS OR (B) IN ANY WAY RELATING TO THE PROPERTY, THE LOAN, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS AGREEMENT OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ANY RIGHT BORROWER MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

53

Section 8.29       Anti-Money Laundering/International Trade Law Compliance Representation and Warranty. The Borrower represents and warrants to the Lender, as of the date of this Agreement that: (a) no Covered Entity is a Sanctioned Person; and (b) no Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

Section 8.30       Anti-Money Laundering/International Trade Law Compliance Covenant. Borrower covenants and agrees to all of the covenants and obligations contained in this Section 8.30. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Debt and the Obligations will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. The Borrower shall promptly notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

Any default, breach or violation of any covenant contained in this Section 8.30 shall be an automatic Event of Default (without any notice, grace or cure period).

Section 8.31       Definitions Regarding “Anti-Money Laundering”/International Trade Law Compliance. For purposes of Sections 8.29, 8.30 and 7.01(p), the following terms shall have the following meanings:

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Covered Entity” shall mean: (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

54

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Section 8.32       USA PATRIOT ACT NOTICE. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Lender will ask for the business name, business address, taxpayer identifying number and other information that will allow the Lender to identify the Borrower, such as organizational documents. For some businesses and organizations, the Lender may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

55

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Loan Agreement the day and year first above written.

BORROWER:

IREIT WEST BEND MAIN, L.L.C., a Delaware limited liability company

By:	INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation
Its:	Sole Member

By:	/s/ David Z. Lichterman
Print Name:	David Z. Lichterman
Its:	Vice President, Treasurer and CAO

LENDER:

PNC BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Joel G. Dalson
Print Name:	Joel G. Dalson
Its:	Senior Vice President

Execution Page to

Loan Agreement

56

EXHIBIT A
(Definition of Certain Terms)

“Affiliate” of any specified Person means (i) any other Person controlling, controlled by or under common control with such specified Person; (ii) any immediate or extended family member of such Person; and (iii) any other Person controlling, controlled by or under common control with such family member. In addition, each Borrower or other Person holding any Ownership Interest shall be deemed an Affiliate of (x) each other Borrower or other Person holding any Ownership Interest and (y) each other Person controlling, controlled by or under common control with such other Borrower or other Person holding any Ownership Interest. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Loan Agreement, as the same may from time to time be amended.

“Amendments” means any and all amendments, modifications, extensions, replacements, terminations, renewals, substitutions, consolidations, restatements, or supplements made from time to time.

“Applicable Grace Period” means a period of time, if any, with respect to any event or circumstance which is a breach, default or violation under one or more Loan Documents for which a notice, grace or cure period is given under such Loan Document(s), the period (A) commencing on the date such event or circumstance first occurred and (B) ending on the date such notice, grace or cure period would have expired had no cure been effected.

“Applicable Law” means (i) all existing and future governmental statutes, laws, rules, orders, regulations, ordinances, judgment decrees and injunctions of any Governmental Authority (including Environmental Laws) affecting either the Lender, Borrower, any Property, any Collateral, or any part thereof (whether now or hereafter enacted and in force), including those relating to zoning, occupancy, building codes, health, fire and safety; (ii) all permits, licenses and authorizations and regulations relating thereto, including the building permit and certificates of occupancy; and (iii) all covenants, conditions and restrictions contained in any agreements, instruments or other documents at any time in force (whether or not involving any Governmental Authority) affecting the Property or any part thereof.

“Assignment and Subordination of Construction Management Agreement and Post Closing and Indemnity Agreement” has the meaning set forth in Section 2.1(j) of this Agreement.

“Assignment and Subordination of Property Management Agreement” has the meaning set forth in Section 2.1(h) in this Agreement.

A-1

“Assignment of Leases and Rents” has the meaning set forth in Section 2.1(d).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Bankruptcy Law” means the Bankruptcy Code and any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or similar law, rule or regulation for the relief of debtors.

“Base Rate” means the highest of: (A) the Prime Rate and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Earnout Payment” has the meaning set forth in Section 1.16 of this Agreement.

“Borrower’s and Guarantor’s Counsel Opinions” means the opinions of legal counsel in form and content satisfactory to Lender covering such matters as Lender shall reasonably request, including: (a) organization, legal existence, good standing and qualification of Borrower in each applicable jurisdiction, (b) organizational power and authority of Borrower; (c) the due execution and delivery of each of the Loan Documents by Borrower and the Guarantor and the enforceability of each of the Loan Documents under Illinois and Arkansas law, as applicable; (d) absence of conflicts with organizational documents and Applicable Law; (e) litigation; (f) no further consents required; (g) perfection of Liens; (h) usury and (i) choice of law.

“Borrower’s Knowledge” means the actual knowledge of Borrower.

“Business Day” means any day other than: (i) a Saturday or a Sunday and (ii) a day on which federally insured depository institutions in the State of Illinois are authorized or obligated by applicable law to be closed.

“Casualty” means any loss, damage or destruction of the Property or any portion thereof by fire, casualty, act of god or otherwise.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any other amendments thereto now or hereafter enacted.

“CFTC” shall mean the Commodity Futures Trading Commission.

A-2

“Closing Date” means July 31, 2014.

“Code” means the Internal Revenue Code of 1986, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means any and all property, real or personal, tangible or intangible, described in the Loan Documents as being mortgaged, assigned, pledged or transferred to Lender by Borrower as security for the Obligations.

“Collateral Assignment of Purchaser’s Interest in Earnout Purchase Price Escrow” has the meaning set forth in Section 2.1(k) of this Agreement.

“Collateral Assignment of Purchaser’s Interest in Escrow Agreement” has the meaning set forth in Section 2.1(m) of this Agreement.

“Condemnation” means any taking of the Property or any portion thereof by any Condemning Authority through eminent domain or otherwise, including any transfer made in lieu of or in anticipation of the exercise of such taking.

“Condemning Authority” means any Person who has condemnation or eminent domain powers over the Property or any portion thereof.

“Consent to Assignment and Subordination of Management New Building Agreements and Estoppel” has the meaning set forth in Section 2.1(l) of this Agreement.

Consent to Assignment and Subordination of New Building Agreements and Estoppel has the meaning set forth in Section 2.1(l) of this Agreement.

“Constructed Vacant Space” has the meaning set forth in Section 1.16 of this Agreement.

“Construction Management Agreement” has the meaning set forth in Section 3.1(ii) of this Agreement.

“Debt” means the following: (a) all sums due and payable under the Loan Documents, including the whole of the principal sum of the Note and all accrued and unpaid interest thereon, together with any and all other sums due under the Note, additional fees and costs, all as may be set forth with greater specificity in the applicable terms and provisions of the Note or the other Loan Documents, (b) all Protective Advances, (c) all Loan Expenses, (d) all other monies or amounts agreed or provided to be paid by Borrower under the Loan Documents, and (e) all other sums advanced and costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the foregoing indebtedness or any part thereof, any renewal, extension, or change of or substitution for the foregoing indebtedness or any part thereof.

A-3

“Debt Service” means, for any period, the presumed sum of all principal and interest payments which would be due and payable during such period on the Loan assuming the amortization of the total principal amount of the Loan based on the greater result of: (i) the actual interest expense for the Loan and scheduled principal amortization, if any, of the total Loan commitment; (ii) a seven and 73/100ths percent (7.73%) mortgage constant (based upon a 6.00% per annum interest rate amortized over a twenty-five (25) year amortization schedule of the total Loan commitment); or (iii) “mortgage style” amortization of the total Loan commitment over a twenty-five (25) year amortization schedule at a per annum interest rate equal to the higher of: (a) two percent (2.00%) over the yield to maturity of the most recent 10-year U.S. Treasury Note, or (b) six percent (6.00%), as determined by Lender at the time of testing the Debt Service Coverage Ratio. For purposes of calculating the Debt Service Coverage Ratio pursuant to Sections 1.14(a)(v) and 1.14(b)(iv) of this Agreement, Debt Service will be calculated on an annualized basis.

“Debt Service Coverage Ratio” means for any period, the current actual ratio of Borrower’s Net Operating Income to Borrower’s Debt Service.

“Default Rate” has the meaning set forth in Section 1.4(c) of this Agreement.

“Earnout Lease” has the meaning set forth in Section 1.16 of this Agreement.

“Earnout Proceeds” has the meaning set forth in Section 1.16 of this Agreement.

“Earnout Purchase Price Escrow Agreement” means that certain Escrow Agreement (Earnout Purchase Price – Pick ‘n Save Center) dated July 11, 2014 executed by and between Borrower and Seller which provides the terms and conditions for Borrower to deposit the Seller Earnout as construction of the New Construction Building is completed by the Seller with Chicago Title Insurance Company as Escrow Agent.

“Easement Areas” means real property which: (a) directly abuts any Property and (b) directly abuts a public right-of-way, which real property is the subject of an easement (whether or not recorded) agreement which benefits any Property, all of which Easement Areas are listed in Schedule A of the Lender’s Title Insurance Policy so as to be included in the “insured property” description.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

A-4

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Loan Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Loan Document(s) to which such Borrower or Guarantor is a party).

“Environmental Indemnity” has the meaning set forth in Section 2.1(f) of this Agreement.

“Environmental Laws” means any and all present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any Governmental Authority, pertaining to health, Hazardous Materials, natural resources, conservation, wildlife, pollution or the environment, including CERCLA.

“Event of Default” has the meaning set forth in Section 7.1 of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, this definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

A-5

“Existing Leases” means those Leases of the Property which are in existence as of the Closing Date executed by and between Borrower as Landlord and each of the Existing Tenants.

“Existing Tenants” means those tenants of the Property under the Existing Leases as reflected on the certified Rent Roll for the Property dated as of the Closing Date received by Lender from Borrower.

“Federal Funds Open Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Lender (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, of if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Lender at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

“Financing Statements” means the UCC financing statements covering any Collateral as Lender may require from time to time.

“First Extended Maturity Date” means the first to occur of: (i) July 31, 2020 or (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise). If such First Extended Maturity Date is not a Business Day, such First Extended Maturity Date shall be the next succeeding Business Day.

“First Extension Conditions” has the meaning set forth in Section 1.14(a) of this Loan Agreement.

“First Extension Notice” has the meaning set forth in Section 1.14(a)(i) of this Loan Agreement.

“First Extension Option” has the meaning set forth in Section 1.14(a) of this Loan Agreement.

“First Extension Option Fee” has the meaning set forth in Section 1.12 of this Loan Agreement.

“First Extension Update Appraisal” has the meaning set forth in Section 1.14(a)(iv) of this Loan Agreement.

A-6

“First Extension Update Appraisal Requirement” has the meaning set forth in Section 1.14(a)(iv) of this Loan Agreement.

“GAAP” means generally accepted accounting principles applied in a manner consistent with those used in preparation of the most recent financial statements for Borrower and Guarantor delivered to Lender under Section 5.9(b) of this Loan Agreement.

“Governmental Authority” means the United States of America, any state thereof, any political subdivision of the United States of America or any state (including any city or county in such states), and any department, commission, agency, board, bureau, court or administrative, regulatory, adjudicatory, or arbitrational body or other instrumentality or agency of any kind or any of them having jurisdiction in any way over any Property, Borrower, or any other Person referred to in this Agreement.

“Gross Revenues” means for any period, the revenues determined in accordance with generally accepted accounting principles consistently applied, derived from the ownership, operation, use, leasing and occupancy of the Property during such period for: (a) tenants in occupancy with executed Leases which comply with Section 5.13 of this Loan Agreement that are paying minimum base rent and common area maintenance fees under Leases which are not in default (beyond all applicable cure periods) and (b) for tenants with executed Leases which comply with Section 5.13 of this Loan Agreement, are not in default (beyond all applicable cure periods) and that will occupy and pay minimum base rent and common area maintenance fees within ninety (90) days of the measurement date (“90 Day Rent”), all as verified in a sworn statement of Borrower delivered to Lender for the Property, together with all necessary supporting documentation reasonably requested by Lender; provided, however, that in no event shall Gross Revenues include: (i) income from tenants in bankruptcy; (ii) income from tenants operating under defaulted Leases; (iii) income from tenants not paying contractual rent or common area maintenance fees but no default has been declared; (iv) income from tenants not in occupancy other than 90 Day Rent; (v) income from tenants whose Lease expires within sixty (60) days from the measurement date and have not executed a Lease renewal; (vi) Lease termination fees; (vii) late fees from tenants; (viii) any gain arising from any write-up of assets; (ix) any proceeds of the Loan; (x) proceeds or payments under insurance policies; (xi) gross receipts of licensees, concessionaires or similar third parties, except that portion paid to Borrower, if any; (xii) condemnation proceeds or sales proceeds in lieu of and/or under threat of condemnation; (xiii) any security deposits received from tenants in the Property, unless and until the same are applied to rent or other obligations in accordance with the tenant’s Leases; or (xiv) any other extraordinary items, in Lender’s reasonable discretion. Gross Revenues shall be calculated assuming a vacancy rate equal to the greater of the actual vacancy rate or five percent (5%) of Gross Revenues.

“Guaranty” has the meaning set forth in Section 2.1(g) of this Agreement.

“Guarantor” shall mean Inland Real Estate Income Trust, Inc., a Maryland corporation.

A-7

“Hazardous Material” means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a “hazardous substance” under CERCLA, and (ii) asbestos, petroleum, petroleum products and polychlorinated byphenyls.

“Hedging Obligations” shall have the same meaning ascribed to such term as contained in the Mortgage and incorporated herein by this reference.

“Indebtedness” means, as applied to any Person, all of the obligations, liabilities and indebtedness of such Person, whether now existing or hereafter arising, secured or unsecured, contingent or otherwise, “recourse” or “non-recourse,” whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, including, without limitation, the following: (a) all debt and similar monetary obligations; (b) all liabilities secured by a Lien, whether or not any liability secured thereby shall have been assumed by another Person; (c) all obligations arising under capital leases; (d) all guarantees, endorsements and other contingent obligations for borrowed money, whether direct or indirect, in respect of Indebtedness of others; (e) any agreement or obligation to reimburse, indemnify, defend or hold harmless any Person under any circumstance; (f) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising capital or financing the acquisition of that asset; (g) all obligations to reimburse any issuer in respect of any letter of credit; (h) all operating expenses and trade payables; and (i) all obligations arising by overdraft, contract, or by quasi-contract, tort, statute, other operation of law, or otherwise.

“Initial Maturity Date” means the first to occur of: (i) July 31, 2019 or (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise). If such Initial Maturity Date is not a Business Day, such Initial Maturity Date shall be the next succeeding Business Day.

“Interest Rate Agreement” has the meaning set forth in Section 1.13 of this Agreement.

“Interest Rate Protection Product” means any agreement, device or arrangement designed to protect Borrower from fluctuations of interest rates, exchange rates or forward rates for the Loan, including, but not limited to, dollar denominated or cross currency exchange agreements, foreign currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options.

A-8

“Leases” means any lease, license, occupancy agreement or other agreement (whether written or oral), existing as of the Closing Date or hereafter entered into by or on behalf of Borrower, pursuant to which any person or entity is granted a possessory interest in or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease or other agreement entered into in connection with such lease.

“Lender” has the meaning set forth in the introductory paragraph of this Agreement.

“Lender’s Closing Expenses” means all out-of-pocket fees, costs and expenses and disbursements of Lender including all reasonable attorneys’ fees incurred by Lender, in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, (ii) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches and filing and recording fees, intangible taxes, personal property taxes, due diligence expenses, travel expenses, costs of appraisals, environmental reports, surveys and engineering reports) and (iii) due diligence and review, including title, survey, and all other matters related to making the Loan.

“Lender’s Title Insurance Policy” means, with respect to the Property, ALTA extended coverage loan title insurance policies: (a) issued by the Title Company, which policies shall name Lender as the insured party, (b) insuring Lender’s Mortgage on the Property, (c) showing no encumbrances against the Property other than Permitted Exceptions, (d) in an amount equal to the Loan and (e) otherwise in form and content satisfactory to Lender, in Lender’s sole and absolute discretion. The Lender’s Title Insurance Policy shall include the following endorsements or affirmative coverages in form and substance satisfactory to Lender: Restrictions, Encroachments and Minerals (ALTA 9-06-Lender’s Comprehensive); Zoning 3.1 (with Parking); Contiguity; Deletion of Arbitration; Location of Improvements; Access; Same As Survey; Variable Interest Rate; and such other endorsements as Lender shall determine to be prudent and commercially reasonable to provide insurance against specific risks identified by Lender in connection with the Property.

“LIBOR” means, for each Reset Date, the interest rate per annum determined by the Lender by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Lender which has been approved by ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to such Reset Date, as the one (1) month London interbank offered rate for U.S. Dollars commencing on such Reset Date (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Lender at such time (which determination shall be conclusive absent manifest error), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

A-9

“LIBOR Reserve Percentage” means the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the applicable Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Loan” has the meaning set forth in Paragraph B of the Recitals of this Agreement.

“Loan Closing Conditions” has the meaning set forth in Section 4.1 of this Agreement.

“Loan Disbursement Statement” has the meaning set forth in Section 2.1(n) of this Agreement.

“Loan Documents” means the documents set forth in Section 2.1 of this Agreement and any and all other documents, instruments and agreements now existing or hereafter entered into, evidencing, securing or otherwise relating to the Loan, together with any Amendments to such Loan Documents.

“Loan Expenses” has the meaning set forth in Section 8.16 of this Agreement.

“Loan Party” means each of the Borrower and the Guarantor.

“Material Adverse Change” means, individually or in the aggregate, the occurrence of any event or the failure of any event to occur which has resulted in a material adverse change (in comparison to any state of affairs existing before or after the Closing Date) to: (i) the business operations, assets or condition (financial or otherwise) of Borrower or Guarantor, (ii) the ability of Borrower or Guarantor to perform, or of Lender to enforce, any material provision of the Loan Documents or (iii) the value or use of the Property or the operation thereof.

“Maturity Date” means the first to occur of (i) the Initial Maturity Date, as the same may be extended in accordance with the provisions of Section 1.14 of this Loan Agreement or (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise).

“Mortgage” has the meaning set forth in Section 2.1 of this Agreement.

A-10

“Net Operating Income” means for any period, the amount by which Gross Revenues attributable to the Property for such period exceeds Operating Expenses attributable to the Property for such period. For purposes of calculating the Debt Service Coverage Ratio pursuant to Sections 1.14(a)(v) and 1.14(b)(iv) of this Agreement, the calculation of Net Operating Income will include the prior four (4) calendar quarters but if the Property has been owned by Borrower for less than four (4) quarters, then on an annualized basis based on the most recent quarter for which Borrower has owned the Property.

“New Building” means each individually and both collectively a New Construction Building and a Rebuild Construction Building, as applicable.

“New Building Agreements” means the Construction Management Agreement, the Post-Closing and Indemnity Agreement and the Earnout Purchase Price Escrow Agreement.

“New Building Completion” has the meaning set forth in Section 5.15 of this Agreement.

“New Construction Building” shall have the meaning set forth in Section 3.1(ii) of this Agreement.

“New Construction Building Update Appraisal” shall have the meaning as set forth in Section 1.16 of this Agreement.

“New Construction Building Update Appraisal Requirement” shall have the meaning as set forth in Section 1.16 of this Agreement.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the applicable Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” has the meaning set forth in Section 2.1 of this Agreement.

“Obligations” has the meaning set forth in Section 2.2 of this Agreement.

“Operating Expenses” means for any period, the greatest of (i) the pro forma costs and expenses of owning, operating, managing and maintaining the Property contained in the most recent appraisal of the Property completed in connection with the Loan and approved by Lender, or (ii) the actual costs and expenses of owning, operating, managing and maintaining the Property during the prior twelve (12) month period incurred by Borrower, determined on a cash basis (except for real and personal property taxes and insurance premiums, which shall be determined on an accrual basis) as verified in a sworn statement of Borrower delivered to Lender together with all necessary supporting documentation reasonably requested by Lender, or (iii) the actual costs and expenses of owning, operating, managing and maintaining the Property during the prior calendar quarter (after proration of real estate taxes and insurance) incurred by Borrower and annualized as verified in a sworn statement of Borrower, delivered to Lender together with all necessary supporting documentation reasonably requested by Lender. Operating Expenses shall include, without limitation, required repairs and maintenance, payroll expenses, management fees of the greater of the actual management fees or three and one-half

A-11

percent (3.50%) of Gross Revenues, real estate taxes, insurance premiums, utility costs and a reserve in the amount of twenty cents (20¢) per square foot for tenant improvements, leasing commissions and capital expenditures to the Property; provided, however, that in no event shall Operating Expenses include (i) interest on principal due on the Loan; (ii) any fees paid to Lender in connection with the Loan evidenced hereunder; (iii) capital expenditures and tenant improvement and leasing commission costs; or (iv) depreciation and amortization and other non-cash items.

“Other Charges” has the meaning set forth in Section 5.6(a) of this Agreement.

“Ownership Interest” means: (i) any interest in any Property or (ii) any interest in any Person which has a direct or indirect interest in any Property in each case whether such interest is direct or indirect, contingent or fixed, on any level or tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interest, profit interest, loss interest, voting rights, control rights or otherwise.

“Permitted Exceptions” means the exceptions to title acceptable to Lender.

“Permitted Transfer” has the meaning contained in Paragraph 14 of the Mortgage which is incorporated herein by this reference.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint-stock company, bank, trust, land trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), or any other form of entity.

“Personal Property” all fixtures, furnishings, supplies, equipment and all other types of personal property, tangible or intangible, including contract rights, necessary for the use of the Property. Personal Property shall exclude property belonging to any tenant.

“Post Closing and Indemnity Agreement” means that certain Post Closing and Indemnity Agreement dated as of July 11, 2014 executed by and between Borrower and Seller which provides for certain post closing agreements between the parties including, without limitation, the Borrower’s obligation to fund the Seller Earnout and the Seller’s indemnification obligations as to Borrower, Lender and the Indemnified Parties (as such term is defined in such Agreement).

“Pre-Closing Debt Service Coverage Ratio Requirement” has the meaning set forth in Section 4.1(k) of this Agreement.

“Prime Rate” means the rate publicly announced by Lender from time to time by Lender as its prime rate. The Prime Rate is determined from time to time by Lender as a means of pricing some loans to its borrowers. It is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers.

A-12

“Prohibited Transfers” shall mean any sale, conveyance, assignment, alienation, lien, mortgage, pledge or transfer of all or any portion of the Property or of any of the interests as described in Paragraph 14 of the Mortgage which is incorporated herein by this reference which: (i) does not constitute and satisfy all of the requirements of a Permitted Transfer and (ii) if not a Permitted Transfer, is made without Lender’s prior written consent.

“Property” has the meaning set forth in the Recitals to this Agreement.

“Protective Advances” has the meaning set forth in Section 8.17 of this Agreement.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Lender).

“Purchase Agreement” means collectively, the Purchase and Sale Agreement dated April 4, 2014 executed by and between the Seller and Inland Real Estate Acquisitions, Inc. or its designee as Purchaser relating to the sale and purchase of the Property, as amended by First Amendment to Purchase and Sale Agreement dated June 9, 2014.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Rebuild Construction Building” shall have the meaning as set forth in Section 3.1(ii) of this Agreement.

“Rebuild Construction Building Update Appraisal” shall have the meaning as set forth in Section 1.16 of this Agreement.

“Rebuild Construction Building Update Appraisal Requirement” shall have the meaning as set forth in Section 1.16 of this Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Rent Roll” has the meaning set forth in Exhibit C.

A-13

“Reset Date” means (i) the Closing Date, and (ii) subject to the proviso below, September 1, 2014 and on the first (1st) day of every month thereafter, provided that: (a) if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls in the next succeeding calendar month, in which case the next preceding day that is a Business Day shall instead apply, and (b) if such day is a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then any Reset Date that falls within a Non-Conforming Month shall be the last day of such Non-Conforming Month.

“SEC” means the Securities and Exchange Commission.

“Second Extended Maturity Date” means the first to occur of: (i) July 31, 2021 or (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise). If such Second Extended Maturity Date is not a Business Day, such Second Extended Maturity Date shall be the next succeeding Business Day.

“Second Extension Conditions” has the meaning set forth in Section 1.14(b) of this Loan Agreement.

“Second Extension Notice” has the meaning set forth in Section 1.14(b)(i) of this Loan Agreement.

“Second Extension Option” has the meaning set forth in Section 1.14(b) of this Loan Agreement.

“Second Extension Option Fee” has the meaning set forth in Section 1.12 of this Loan Agreement.

“Seller” means South Main Center, Inc., a Wisconsin corporation.

“Seller Earnout” has the meaning set forth in Section 1.16 of this Agreement.

“Small Space Leases” means Leases for not more than 10,000 square feet at the Property.

“Survey” means the current title survey of the Property, certified to the Title Company and Lender and their successors and/or assigns, that (i) are in form and content satisfactory to Lender; (ii) are prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, NSPS and ACSM in 2011; (iii) and include the following additional Table A items: 1, 2, 3, 4, 6(b), 7(a), 8, 9, 10 (only where party-walls are a factor), 11(b), 12, 13, 14, 16, 17, 18, 19, 20 and 21; (iv) reflect the same legal descriptions contained in the Owner’s Title Insurance Policy; and (v) contain certifications in form and substance reasonably acceptable to Lender, including a certification that no portion of the Property lies within a flood plain.

A-14

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

“Taxes” has the meaning set forth in Section 5.6 of this Agreement.

“Title Company” means Chicago Title Insurance Company.

“UCC Searches” means UCC searches of each Loan Party, in such jurisdictions as Lender shall specify, covering personal property, fixtures, federal and state tax liens, pending suits, bankruptcy and judgments.

“Unbuilt Vacant Space” has the meaning set forth in Section 1.16 of this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code in effect in any applicable jurisdiction.

“Vacant Space” has the meaning set forth in Section 1.16 of this Agreement.

A-15

EXHIBIT B

LEGAL DESCRIPTION

The following land located in the County of Washington, State of Wisconsin and described as follows:

Lot 2 of Certified Survey Map No. 6369, recorded July 22, 2010, in Volume 48 of Certified Survey Maps on Pages 100 to 104, as Document No. 1254225, being Parcel 1 of Certified Survey Map No. 2518 as recorded in the Washington County Registry in Volume 13 of Certified Survey Maps on Page 262 as Document No. 450881, part of Lot 1 of Certified Survey Map No. 3947, recorded in the Washington County Registry in Volume 25 of Certified Survey Maps on Pages 143-145, as Document No. 612547 (and as corrected by Affidavit of Correction recorded on March 15, 1993, in Volume 1282 of Records, on Page 442, as Document No. 626807) both being a part of Parcel 1 of Certified Survey Map No. 184 as recorded in the Washington County Registry in Volume 1 of Certified Survey Maps on Page 292, as Document No. 303198; and part of the Southwest 1/4 of the Southwest 1/4, all in Section 24, Town 11 North, Range 19 East, City of West Bend, County of Washington, State of Wisconsin.

Tax Key No: 291 1119-243-0038

Property Addresses: 1605, 1629, 1721, 1733, 1739 and 1801 S. Main Street

West Bend, Wisconsin, 53090

Which are all commonly known as The Pick ’n Save Center.

EXHIBIT C
(List of Required Items)

(a)             Appraisal. FIRREA compliant valuation appraisal satisfactory to Lender prepared by an appraiser(s) who is a member of the American Institute of Real Estate Appraisers and who is approved by Lender.

(b)            Lender’s Title Insurance Policy. The Lender’s Title Insurance Policy (or marked binder thereof in form and substance satisfactory to Lender), together with evidence that the premium in respect of the issuance of such Lender’s Title Insurance Policy has been paid in full or will be paid on the Closing Date.

(c)             Recorded Documents. Legible copies of all Permitted Exceptions.

(d)            Title Clearance. GAP Affidavit, ALTA Statement, utility letters and such other certificates and title indemnities in favor of Title Company as shall be required to issue the Lender’s Title Insurance Policies.

(e)             The Survey. The Survey.

(f)             UCC Searches. UCC Searches dated not later than thirty (30) days prior to the Closing Date.

(g)            Disbursement Statement. Detailed disbursement statement prepared by Lender and signed by Borrower, describing the disbursement of the Loan.

(h)            Closing Instruction Letter. Disbursement instructions or escrow letter, signed by the authorized representative of Borrower, Lender and Title Company, irrevocably instructing Lender to fund the proceeds of the Loan being advanced on the Closing Date in accordance with said instructions.

(i)              Zoning. Evidence of compliance with zoning of each Property on the Closing Date including (i) a copy of the applicable zoning ordinance, zoning map, and any special use, variance, PUD, site plan, or other ordinances specific to each Property, and (ii) copy of any applicable subdivision plat.

(j)              Insurance Policies. The insurance policies or certified copies thereof satisfying the requirements of this Agreement or the Loan Documents, and evidence that the premiums in respect of such insurance policies are fully paid, together with endorsements thereto showing Lender as an additional insured and loss payee as set forth in this Agreement.

(k)            Financial Statements. Financial Statements for Borrower and the Guarantor.

(l)              Borrower’s and Guarantor’s Counsel Opinions. Borrower’s and Guarantor’s Counsel Opinions.

C-1

(m)          Tenant Estoppel Certificate. Tenant Estoppel Certificates, in a form acceptable to Lender for those tenants at the Property as provided in Section 8.2(b) herein.

(n)            Subordination, Non-Disturbance and Attornment Agreement. Subordination, Non-Disturbance and Attornment Agreements, in a form acceptable to Lender, from the tenants listed in Section 8.2(c) herein.

(o)            Leases. Copies of the executed Leases for all tenants of the Property.

(p)            Rent Roll. A Rent Roll as of the Closing Date, in a form acceptable to Lender for all of the Leases at the Property.

(q)            Organizational Documents. (A) for each corporate Loan Party: (1) good standing certification from the state of incorporation and the state where the Property is located (if different); (2) certified copy of articles of incorporation and bylaws; (3) certified copy of resolutions authorizing the transaction; and (4) certificate of incumbency; and (B) for Borrower that is a limited liability company or limited partnership; (1) good standing certificate (or equivalent) from the state of formation and the state where the applicable Property is located (if different), (2) certified copy of operating agreement or partnership agreement; (3) articles of organization (or equivalent) certified by the Secretary of State of the State of formation; (4) certificate of limited partnership for Borrower that is a limited partnership; and (5) certified copy of resolutions authorizing the transaction.

(r)             Purchase Agreement. A copy of the executed Purchase Agreement.

(s)             New Building Agreements. Copies of the executed New Building Agreements.

(t)              Plans and Specifications for New Construction Building. Copies of the Plans and Specifications for the New Construction Building as approved by Purchaser under the Construction Management Agreement.

C-2

SCHEDULE 1.16

Borrower’s Pro Forma Rent Figures
For The Vacant Space Subject To The Seller Earnout

Constructed Vacant Space:

$14.00/sf NNN

Unbuilt Vacant Space:

$22.50/sf NNN